UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary proxy statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12

New York Community Bancorp, Inc.

(Name of Registrant as specified in its Charter)

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2015

Proxy Statement & Notice of

Annual Meeting of Shareholders

10:00 a.m. June 3, 2015

Sheraton LaGuardia East Hotel, Flushing, New York

April 24, 2015

Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of New York Community Bancorp, Inc., the holding company for New York Community Bank and New York Commercial Bank. The Annual Meeting will be held on Wednesday, June 3, 2015 at 10:00 a.m., Eastern Daylight Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, in Flushing, New York.

The attached Notice and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of New York Community Bancorp, Inc., as well as representatives of KPMG LLP, the Company’s independent registered public accounting firm, will be present to respond to any questions you may have.

On April 24, 2015, under rules established by the Securities and Exchange Commission, we sent the majority of those shareholders who are eligible to vote at the Annual Meeting a notice that explains how to access their proxy materials, and our 2014 Annual Report online, rather than receiving them in traditional printed form. The notice also explains the simple steps our eligible shareholders can follow in order to vote their shares online. If you are among the shareholders who received the notice explaining this process and would prefer to receive your proxy materials in the traditional hard copy format, the notice also explains how to arrange to have the printed materials sent to you in the mail. If you are among those who received their proxy materials in printed form, rather than the notice, please note that you may still access these materials and vote your shares online by going to the following website: www.proxyvote.com and following the prompts.

To cast your vote, please sign, date, and return the enclosed proxy card promptly, or vote online or by telephone as instructed on the proxy card. As the holders of a majority of the Common Stock entitled to vote must be represented, either in person or by proxy, to constitute a quorum at the meeting, we would appreciate your timely response.

To be admitted to the Annual Meeting of Shareholders, a shareholder must present both an admission ticket and photo identification. Procedures for shareholder admission to the meeting are described in the informational section of this Proxy Statement on page 4 and also on page 51, where you also will find information about how you can expedite the delivery of future proxy solicitation materials and help reduce our preparation and distribution costs through online delivery.

On behalf of the Board of Directors, officers, and employees of New York Community Bancorp, we thank you for your continued interest and support.

Sincerely,

Dominick Ciampa	Joseph R. Ficalora
Chairman of the Board	President and Chief Executive Officer

MEETING NOTICE

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

OF NEW YORK COMMUNITY BANCORP, INC.

DATE AND TIME:	Wednesday, June 3, 2015 at 10:00 a.m., Eastern Daylight Time

PLACE:	Sheraton LaGuardia East Hotel 135-20 39th Avenue Flushing, New York

ITEMS OF BUSINESS:	1) The election of four directors to three-year terms;
2) The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015;
3) A shareholder proposal regarding proxy access, if properly presented at the meeting; and
4) Such other matters as may properly come before the meeting or any adjournments thereof, including whether or not to adjourn the meeting.

WHO CAN VOTE:	You are entitled to vote if you were a shareholder of record at the close of business on Wednesday, April 8, 2015.

VOTING:	We urge you to participate in the meeting, either by attending and voting in person or by voting through other acceptable means as promptly as possible. You may vote by telephone, through the Internet, or by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker, bank, or other nominee). Each share is entitled to one vote on each matter to be voted upon at the annual meeting. Your vote is important and we urge you to exercise your right to cast it.

MEETING ADMISSION:	If you plan to attend the meeting, you must provide evidence that you are eligible to do so. Please follow the instructions set forth in response to the question “What is the admission policy for the Annual Meeting?” on page 4 of the Proxy Statement.

2014 ANNUAL REPORT:	A copy of our 2014 Annual Report to Shareholders, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, accompanies this Notice and Proxy Statement.

DATE OF DISTRIBUTION:	This Notice, the Proxy Statement, and the proxy card are first being made available or mailed to shareholders on or about April 24, 2015.

By Order of the Board of Directors,

R. Patrick Quinn
Executive Vice President,
Chief Corporate Governance Officer, and Corporate Secretary

Westbury, New York

April 24, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON JUNE 3, 2015

The Company’s Notice of Annual Meeting, Proxy Statement, and Annual Report to Shareholders are available, free of charge, at www.proxyvote.com.

PROXY SUMMARY

PROXY SUMMARY

This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding our 2014 performance, please review our 2014 Annual Report on Form 10-K, which accompanies this document.

Continued Strong Performance (see page 21)

In 2014, we continued to meet the challenges of a rapidly changing and highly regulated operating environment with strong financial performance, highlighted by strong earnings, efficiency, increased loan production, above average asset quality, and a strong capital position. As indicated by the following highlights, we solidified our position as a strong and profitable financial institution that ranks among the nation’s largest by assets and deposits, including by:

➢	Growing earnings year-over-year (Earnings rose to $485.4 million in 2014, providing a 1.08% return on average tangible assets and a 14.77% return on average tangible stockholders’ equity).
➢	Increasing our assets size to $48.6 billion (ranking 21st among U.S. bank holding companies).
➢	Achieving a strong market capitalization of $7.1 billion.
➢	Demonstrating strong held-for-investment loan production (Loans originated for investment totaled $11.0 billion in 2014, including a record $7.6 billion of multi-family loans).
➢	Maintaining superior asset quality (Non-performing non-covered assets fell $36.0 million, or 20.6%, from the year-end 2013 balance and represented 0.30% of total non-covered assets at December 31, 2014).
➢	Growing our deposits (Deposits rose $2.7 billion, or 10.4%, year-over-year to $28.3 billion).
➢	Generating strong prepayment penalty income to support margin stability (prepayment penalty income contributed 20 basis points to the net interest margin, which was 2.67% in 2014).
➢	Maintaining exceptional operating efficiency (Our efficiency ratio was 43.16% in 2014).
➢	Maintaining solid capital measures (tangible stockholders’ equity represented 7.24% of tangible assets at December 31, 2014) (see the Discussion and Reconciliations of GAAP and Non-GAAP Financial Measures Table on page 91 of the 2014 Annual Report on Form 10-K that accompanies this document).

Enhanced Corporate Governance (see page 7)

We are committed to maintaining the highest standards of corporate governance. Strong corporate governance practices help us achieve our performance goals and maintain the trust and confidence of our shareholders and other constituents. Through shareholder outreach and other steps to assess our corporate governance and executive compensation programs, we identified important new governance standards and policies to add to our existing framework. As a result, during 2014 and the first quarter of 2015, we continued to enhance our corporate governance structures. This year’s governance framework highlights include:

➢	Maintaining an independent Board of Directors (83% of our Board satisfy NYSE independence standards, and each of the Compensation, Audit, and Nominating and Corporate Governance Committees are comprised wholly of independent directors).
➢	Our Board Chairman is an independent director.
➢	Amending our Bylaws in 2015 to implement “proxy access” to allow eligible stockholders to include their own nominees for director in the Company’s proxy materials (see Additional Information – Proxy Access Nominations and refer to the sections of the Company’s Amended and Restated Bylaws attached as Appendix A to this proxy statement).
➢	Creating a Cyber Security Committee to assist the Board in fulfilling its responsibilities with respect to cyber threats.
➢	Moving forward on a proposal to elect all directors annually, which proposal will be presented at our 2016 annual meeting of shareholders.
➢	Providing for a strong independent Presiding Director who has significant governance responsibilities.
➢	Ensuring that the independent members of the Board and Board Committees meet in executive session without management present.
➢	Adopting new governance and compensation policies, including:
➢	stock ownership requirements for directors and executives; and
➢	anti-hedging and anti-pledging policies.
➢	Maintaining a strong Board of Directors comprised of highly capable individuals who have unique perspectives on our business.
➢	Examining our own Board’s performance through Board and Board Committee annual performance self-evaluations.

(i)

PROXY SUMMARY

Aligning Executive Compensation to Company Performance (see page 19)

During 2014 and into 2015, our lead Independent Presiding Director, members of our Board, and the Compensation Committee of the Board conducted a thorough review of our compensation policies and practices, reaching out to our shareholders, expert advisors, and proxy advisory services to determine how the Company can best align management’s compensation and related corporate governance practices with shareholder expectations (see Shareholder Outreach and Recent Initiatives on page 6). The Board studied the results of our 2014 “Say on Pay” advisory vote and determined it was in the best interests of the Company and our shareholders to take action in this important area, ultimately adopting several important new governance policies and making significant changes to our executive compensation program. The Board’s actions included, among other things:

➢	Applying separate performance targets to short-term (cash-based) executive incentive compensation award opportunities versus long-term (equity-based) award opportunities.
➢	Ensuring that award opportunities provide incentives for our executives to create shareholder value over the long-term, consistent with our pay-for-performance philosophy and dynamics in our competitive market.
➢	Providing market-competitive variable opportunities that reward executive performance on financial measures consistent with our long-term operating strategy and that are reflective of the executive’s position and responsibilities, market dynamics, and our overall pay structure.
➢	Applying a three-year performance review period for measuring the achievement of restricted stock award targets under our long-term incentive plan, with shares remaining subject to a five-year vesting period.
➢	Providing a significant retention incentive by incorporating an extended vesting period for our long-term incentive awards.
➢	Adopting a formal recoupment policy that would allow us to recapture incentive awards if made on the basis of materially misstated financial results.
➢	Prohibiting tax reimbursements (“gross-ups”) for income realized by executives on awards made under the new incentive plans implemented for 2015.
➢	Prohibiting the adoption of new employment or change-in-control agreements that include indemnification for “golden parachute” excise tax liabilities going forward.

We believe these changes are making us an even better company, and we look forward to continuing the dialogue with our shareholders as these changes take effect.

(ii)

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

Why am I being provided this proxy statement?

This proxy statement summarizes information you will need in order to vote at the Annual Meeting of Shareholders to be held on Wednesday, June 3, 2015, and at any adjournments thereof, at the Sheraton LaGuardia East Hotel located at 135-20 39th Avenue, in Flushing, New York at 10:00 a.m., Eastern Daylight Time (the “Annual Meeting”). The proxy statement is being sent to you because the Board of Directors (the “Board of Directors” or “Board”) of New York Community Bancorp, Inc. (the “Company”) is soliciting your proxy to vote your shares of common stock of the Company (the “Common Stock”) at the Annual Meeting. On or about April 24, 2015, the proxy statement and proxy materials, or a notice advising how to access these documents online, will be sent to shareholders of record as of April 8, 2015. The 2014 Annual Report to Shareholders, which includes the Annual Report on Form 10-K featuring the consolidated financial statements for the fiscal year ended December 31, 2014, accompanies this proxy statement.

What is a proxy?

A proxy is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. One or more of the Company’s directors will serve as the designated proxy to cast the votes submitted by the Company’s shareholders at the Annual Meeting.

What is a proxy statement?

It is a document that the Company is required to give you, or provide you with access to, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), when asking you to designate proxies to vote your shares of the Common Stock at a meeting of shareholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the SEC and the rules of the New York Stock Exchange (the “NYSE”).

On what matters are the shareholders of record voting?

The shareholders of record will vote on the following proposals:

Proposal 1: Election of Directors. In Proposal 1, four director nominees have been recommended for election to the Board of Directors by the Nominating and Corporate Governance Committee of the Board. Directors are elected by a majority of the votes cast, meaning that the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” that nominee, with broker non-votes and abstentions not counted as a vote cast either “FOR” or “AGAINST” that nominee. Shares not voted will have no impact on the election of directors. A properly executed proxy marked “FOR ALL” of the four nominees for director will be voted for each of the nominees, unless you mark the proxy card “WITHHOLD ALL” or “FOR ALL EXCEPT.” Marking the proxy card “WITHHOLD ALL” will withhold your vote as to all nominees for director. Marking the proxy card “FOR ALL EXCEPT” will direct that your shares be voted for all nominees except that your shares will be withheld as to any nominees you may specify.

Proposal 2: Ratification of Auditors. A majority of votes cast at the Annual Meeting are required to approve Proposal 2, a proposal to ratify the reappointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015. In connection with such proposal, shares as to which the “ABSTAIN” box has been selected on the proxy card and shares underlying broker non-votes or in excess of the Limit (as described below) will not be counted as votes cast, and will have no effect on the vote on the matter presented.

Proposal 3: Shareholder Proposal Regarding Proxy Access. The City of New York Office of the Comptroller (the “Comptroller”) has submitted a shareholder proposal and supporting statement (the “NYC Comptroller Proposal”) for an amendment to the Bylaws of the Company to include provisions for shareholder proxy access. The Company received a parallel proposal and supporting statement from the Illinois State Board of Investment (the “ISBI”). The NYC Comptroller Proposal and the ISBI Proposal are collectively referred to herein as the “Shareholder Proposal Regarding Proxy Access”. The Shareholder Proposal Regarding Proxy Access is included as Proposal 3 below. To approve Proposal 3, a majority of the votes cast at the Annual Meeting is required. In connection with such proposal, shares as to which the “ABSTAIN” box has been selected on the proxy card and shares underlying broker non-votes or in excess of the Limit (as described below) will not be counted as votes cast, and will have no effect on the vote on the matter presented. Your vote on Proposal 3 is an advisory vote, which means that the Company and the Board of Directors is not required to take any action based on the outcome of the vote.

As discussed below, under NYSE Rules, if your broker holds shares in your name and delivers this proxy statement to you, the broker is not entitled to vote your shares on any non-routine proposal (Proposals 1 and 3) without your specific instructions.

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

Who may vote and what constitutes a quorum at the meeting?

The close of business on April 8, 2015, has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

In order to conduct the Annual Meeting, shareholders of record of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company’s Certificate of Incorporation) must be present in person or by proxy. This is called a quorum. Shareholders who deliver valid proxies or vote in person at the meeting will be considered part of the quorum. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Abstentions will be counted as present and entitled to vote for purposes of determining a quorum. Broker “non-votes” (which are explained below) are counted as present and entitled to vote for purposes of determining a quorum only for routine matters. In the event that there are not sufficient shares present for a quorum, or votes to approve or ratify any management proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

How many votes do I have?

The securities that may be voted at the Annual Meeting consist of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. There is no cumulative voting for the election of directors. The total number of shares of Common Stock outstanding and entitled to vote as of the Record Date was 444,278,206.

How do I vote?

A shareholder may vote in person at the Annual Meeting by filling out a ballot or may vote in advance of the Annual Meeting by using a proxy to authorize a proxy to vote on his or her behalf. There are three ways to use a proxy:

Mail: If you received your proxy materials by mail, you may vote by completing, signing, and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. You are urged to indicate your votes in the spaces provided on the proxy card.

Internet: You may access the proxy materials on the Internet at www.proxyvote.com and follow the instructions on the proxy card or on the Notice of Internet Availability.

Telephone: You may call toll free at 1-800-690-6903, and follow the instructions on the proxy card or on the Notice of Internet Availability.

The Internet and telephone voting procedures are designed to authenticate shareholders’ identities and allow shareholders to provide their voting instructions and confirm that the instructions have been properly recorded. Specific instructions for shareholders of record who wish to vote their proxies over the Internet or by telephone are set forth on the proxy card for the Annual Meeting.

Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m., Eastern Daylight Time, on June 2, 2015.

Your vote as a shareholder is important. Please vote as soon as possible to ensure that your vote is recorded.

The Company encourages shareholders to take advantage of the options to vote using the Internet or by telephone. Voting in this manner will result in cost savings for the Company.

How are the proxy materials delivered?

As has been the case since 2008, the Company is again reducing its costs by taking advantage of SEC rules that allow companies to furnish proxy materials to shareholders primarily through the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders who (i) own shares directly in the Company (“shareholders of record”) and not through a broker, bank, or intermediary directly to their mailing address unless they have directed the Company to provide the materials in a different manner or (ii) hold shares of Common Stock through the Company’s stock-based benefit plans. See “ – Benefit Plan Voting” below. Shareholders whose shares are

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

held for them by brokerages, banks, or other intermediaries (“beneficial owners”) will have the proxy materials or the Notice forwarded to them by the intermediary that holds their shares. The Notice provides instructions on how to access and review all of the important information contained in the Company’s proxy statement and 2014 Annual Report to Shareholders, as well as how to cast your vote, over the Internet.

Shareholders who receive the Notice and who would still like to receive a printed copy of the Company’s proxy materials, including the 2014 Annual Report to Shareholders, can find instructions for requesting these materials included in the Notice. The Company plans to mail the Notice to shareholders on April 24, 2015.

What is a broker non-vote?

If you hold your shares in “street name,” (i.e., through a broker, bank, or other nominee), it is critical that you cast your vote if you want it to count in the election of directors. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your broker or nominee was allowed to vote those shares on your behalf on the election of directors as they felt appropriate. Recent changes in regulation were made to take away the ability of your broker or nominee to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. These uncast “votes” are referred to as broker non-votes. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2).

What effect do broker non-votes and abstentions have?

A broker or other nominee may generally vote your shares without instruction on routine matters, but not on non-routine matters. A broker “non-vote” occurs when your broker submits a proxy for your shares, but does not indicate a vote for a particular “non-routine” proposal (such as Proposals 1 and 3) because your broker does not have your authority to vote on that proposal and has not received specific voting instructions from you. Broker non-votes are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for a non-routine proposal.

If you abstain from voting on a particular matter, your vote will be counted as present for determining whether a quorum exists, but will not be treated as cast for or against that matter.

What if I sign and date my proxy but do not provide voting instructions?

Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. If you are a shareholder of record and do not provide voting directions, signed and dated proxy cards will be voted as follows:

•	FOR the election of the nominees for director named in this proxy statement;

•	FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company; and

•	AGAINST the Shareholder Proposal Regarding Proxy Access.

Other than the matters listed on the attached Notice of 2015 Annual Meeting of Shareholders of New York Community Bancorp, Inc., the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. However, execution of a proxy or voting online or by telephone confers on the designated proxy holder discretionary authority to vote the shares represented by the proxy in accordance with his or her best judgment on such other business, if any, which may properly come before the Annual Meeting or any adjournments thereof, including whether or not to adjourn the meeting.

May I revoke my proxy?

A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, by voting online or by telephone on a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not itself constitute revocation of your proxy.

Who pays the costs of soliciting proxies?

The cost of the solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, D.F. King & Co., Inc., a proxy solicitation firm, will assist the Company in soliciting

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

proxies for the Annual Meeting and will be paid a fee of $9,000 plus out-of-pocket expenses. Proxies also may be solicited, personally or by telephone, by directors, officers, and other employees of the Company and its subsidiaries, New York Community Bank (the “Community Bank”) and New York Commercial Bank (the “Commercial Bank”) (collectively, the “Banks”), without receipt of additional compensation.

The Company also will request that persons, firms, and corporations holding shares in their names, or in the names of their nominees that are beneficially owned by others, send proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such holders for their reasonable expenses in doing so.

If your Company shares are held in street name, your broker, bank, or other nominee will provide you with instructions that must be followed in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the Internet or by telephone. Please see the instruction form that was provided by your broker or bank with this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form, you will need to contact your broker or bank in order to do so.

What is the admission policy for the Annual Meeting?

Attendance at the Annual Meeting is limited to:

(1) Shareholders of record of Common Stock;

(2) Beneficial holders of Common Stock; and

(3) Authorized representatives of entities who are beneficial holders of Common Stock.

A shareholder must present, in addition to a valid photo ID or other satisfactory proof of identification, the following materials in order to be admitted to the Annual Meeting:

(A)	Record holders must present the top portion of their proxy card, which will serve as an admission ticket.

(B)	Beneficial holders must present evidence of their ownership. Materials that appropriately evidence ownership include: a notice regarding the availability of proxy materials, the top portion of a voting instruction form, or a recent proxy or letter from the bank, broker, or other intermediary that holds the beneficial holders’ shares and which confirms the beneficial holders’ ownership of those shares.

(C)	In addition to any evidence required under (B) above for beneficial holders, authorized representatives of beneficial holders must present a letter from the record holder certifying as to the beneficial ownership of the entity they represent, and a letter from the beneficial holder certifying as to their status as an authorized representative.

The use of cameras (including cellular phones or PDAs with photographic and/or video recording capabilities), recording devices and other electronic devices, and cellular phones or PDAs will not be permitted at the Annual Meeting. Any devices or instruments that may be potentially disruptive will not be permitted. Company representatives will be at the entrance to the Annual Meeting and these representatives will have the authority, on the Company’s behalf, to determine whether the admission policy and procedures are being followed and whether you will be granted admission to the Annual Meeting.

What is the Limit on voting securities?

As provided in the Company’s Certificate of Incorporation, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by, persons acting in concert with such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

Proxies solicited hereby will be tabulated by inspectors of election designated by the Board of Directors. The inspectors of election will not be employed by, or be directors of, the Company or any of its affiliates.

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

BENEFIT PLAN VOTING

Active employee-participants in the Company benefit plans who hold Common Stock will receive an e-mail that contains a link to this proxy statement, along with procedures to follow in order to vote the shares of Common Stock credited to each participant’s account under the Company benefit plans and the shares of Common Stock (if any) held independently of the Company benefit plans. Retired and inactive employee-participants will receive their proxy materials via U.S. mail. Benefit plan voting instructions will be delivered to the trustee for the Company benefit plans and the shares will be voted as directed by participants. Shares for which no voting instructions are provided or are not timely received will be voted by the trustee for the Company’s stock-based benefit plans in the same proportion as the voting instructions the trustee receives from other participants, or in the case of the Company’s equity incentive plans, as directed by the Company. Benefit plan voting instructions must be received by 11:30 p.m., Eastern Daylight Time, on May 28, 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as to those persons or entities known by management to be beneficial owners of more than 5% of the outstanding shares of Common Stock on April 8, 2015. Other than those persons or entities listed below, the Company is not aware of any person or entity or group that beneficially owned more than 5% of the Common Stock as of that date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	38,107,393	(1)	8.60%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	26,186,895	(2)	5.91%

(1)	Based solely on information filed in a Schedule 13G/A with the SEC on January 22, 2015.
(2)	Based solely on information filed in a Schedule 13G/A with the SEC on February 9, 2015.

SHAREHOLDER OUTREACH AND RECENT INITIATIVES

SHAREHOLDER OUTREACH AND RECENT INITIATIVES

As a result of our shareholder advisory vote in 2014, we increased our engagement with the majority of our larger investors to better understand their specific concerns, and to provide us with a basis for further evaluation of our governance practices and our executive compensation structure, by reaching out to approximately 41% of our shareholders holding approximately 32% of the total outstanding shares. Two of our independent directors and a group of senior officers led the initiative, which sought additional perspective on compensation and corporate governance issues. While not all investors had the same views or concerns, we listened carefully. After considering this insight and other factors, our Compensation Committee has considered and approved many changes to our executive compensation program. Similarly, our Nominating and Corporate Governance Committee approved significant changes to our corporate governance practices and policies.

The listing below summarizes the key themes and messages we heard from shareholders regarding executive compensation and the actions we are taking in response. Also listed are enhancements that we have made to our corporate governance policies, procedures, and practices, which have also been the subject of shareholder comment.

Executive Compensation:

➢	Effective with the 2015 Plans, we are separating our short-term and long-term executive compensation plans and using different measures for our cash and equity programs.
➢	Our long-term plan will reflect three-year performance and be 100% performance-based.
➢	The Company will no longer make tax payments (gross-ups) on executive equity awards beginning with any such awards made in 2015.
➢	Effective in 2015, we have implemented a stock ownership policy.
➢	We have put a “clawback” policy in place that will seek to recapture any incentive awards paid that are based on financial results that are subsequently subject to negative restatement.
➢	None of our executive change-in-control agreements are based on single trigger terms.

Corporate Governance:

➢	Effective in 2015, we have amended our Bylaws to implement “proxy access” to allow eligible stockholders to include their own nominees for director in the Company’s proxy materials.
➢	Effective in 2015, we have implemented anti-hedging and anti-pledging policies for directors and executive officers.
➢	We have created a Cyber Security Committee of the Board to assist the Board in fulfilling its responsibilities with respect to the oversight of our exposure to cyber risk.
➢	We have resolved to present and support a proposal at the 2016 annual meeting of shareholders to amend the Company’s Certificate of Incorporation to declassify the Board. If shareholders approve the proposal, then it will be applied to directors whose then current three-year terms expire at the annual meetings of stockholders to be held in 2017, 2018, and 2019, respectively. Each class would thereafter be elected on an annual basis with all directors being up for election at the 2019 annual meeting.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PHILOSOPHY

Our Board, as stewards of shareholder interests, is committed to maximizing long-term shareholder value creation and to maintaining sound corporate governance principles consistent with the requirements of the NYSE, federal banking regulation, and other applicable rules. To that end, under the leadership of the Nominating and Corporate Governance Committee, we have concentrated significant efforts and resources to reviewing our overall corporate governance practices. We have focused on the changing needs for financial institution boards in the current regulatory environment (including the corporate governance changes required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the “Dodd-Frank Act”). We have taken into consideration the governance policies and practices of our peers. We have also developed an active shareholder outreach program to better understand the views and concerns of our shareholders. As a result, the Board has adopted a series of changes to improve the Company’s corporate governance structure and practices to the extent that the Board believed the changes were and are in the Company’s and its shareholder’s best interests.

For example, since 2010, we have increased the number of directors on the Board who have specific expertise in audit, regulatory oversight, and real estate investment and finance. We have also created a Risk Assessment Committee comprised of a majority of independent directors to assist the Board in overseeing and reviewing information regarding our enterprise risk management framework, risk exposure and risk governance policies and practices. We also created a Cyber Security Committee in December 2014.

Certain governance policies and practices in effect in 2014 are listed in the chart below.

Board and Governance Information	2014

Size of Board	12
Number of Independent Directors	10
Staggered Election of Directors	Yes*
Majority Voting for Directors	Yes
Separation of Chairman of the Board and Chief Executive Officer	Yes
Independent Presiding Director	Yes
Code of Business Conduct and Ethics	Yes
Annual Board & Committee Evaluations	Yes
Risk Assessment Committee	Yes
No Poison Pill	Yes

*	As noted above, the Board has resolved to present and support a proposal to amend the Company’s Certificate of Incorporation to declassify the Board. The proposal will be presented at the Company’s 2016 annual meeting of shareholders.

The Board has adopted a set of Corporate Governance Guidelines, which are available on the corporate governance pages of the Investor Relations portion of our Company’s website, www.myNYCB.com, and are available in print to any shareholder who requests a copy. These guidelines address, among other matters, the qualifications and responsibilities of directors; functions of the Board and Board committees; director compensation, training, and performance evaluations; and management performance evaluations and succession.

We will continue to actively monitor and consider additional changes to our corporate governance practices in the future.

DIRECTOR INDEPENDENCE

The Board has determined that the following 10 directors are “independent” within the meaning of the rules of the New York Stock Exchange: Dominick Ciampa, Maureen E. Clancy, Hanif “Wally” Dahya, Max L. Kupferberg, Michael J. Levine, James J. O’Donovan, Lawrence Rosano, Jr., Ronald A. Rosenfeld, Lawrence J. Savarese, and John M. Tsimbinos. Additionally, the Board has determined that each of the members of the Audit, Nominating and Corporate Governance, and Compensation Committees is independent in accordance with the listing standards of the NYSE and, in the case of the members of the Audit Committee, the rules of the SEC. In determining the independence of its members, the Board broadly considers all facts and circumstances it deems to be relevant and does not limit such review to a specific set of

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categorical independence standards. Such determinations are made not merely from the standpoint of the director, but also from that of persons or organizations with whom or which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others.

In arriving at its conclusions with respect to the directors named above, the Board determined that the directors had no material relationships (as such term is defined under the listing standards of the NYSE) with the Company either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Directors Ciampa, Levine, O’Donovan, and Rosano are principals in, or have ownership interests in, organizations that maintain lending relationships with the Community Bank, and Director Levine is a guarantor of a loan between the Community Bank and a family member. These Directors have fully disclosed such relationships to the Board, and the Board has determined that the subject loans do not involve more than normal risk of collectability or present other unfavorable features, and were made on substantially the same terms (including interest rates and collateral requirements) as those prevailing at the same time for comparable transactions with unaffiliated persons. All loans to the three directors are fully performing in accordance with their terms. Accordingly, the lending relationships maintained by the Community Bank with Messrs. Ciampa, Levine, and Rosano would not be inconsistent with a determination that they are independent directors of the Company.

Further, Directors Ciampa, Levine, O’Donovan, and Rosano possess significant knowledge of, and each is a principal in companies that actively participate in, the New York metropolitan area real estate market, where the Banks currently conduct significant portions of their lending businesses. The Board has determined that it is in the best interests of the Banks and the Company not to exclude such potential borrowers from conducting business with the Banks in accordance with the arms-length terms described above, and under circumstances that are no more favorable than those available to the Banks’ other borrowers.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

Independent Chairman of the Board. The Chairman of the Board is an independent director. The offices of Chairman of the Board and Chief Executive Officer (“CEO”) are separated, with Dominick Ciampa serving as Chairman of the Board and Joseph R. Ficalora holding the position of President and CEO. The Company does not have a formal policy with respect to the separation or combination of the offices of Chairman of the Board and CEO. Rather, the Board has the discretion to combine or separate these roles as it deems appropriate from time to time, which provides the Board with the necessary flexibility to adjust to changed circumstances. In light of the many challenges arising from the difficult economic and regulatory environment, the Board determined that separating the roles of Chairman and President and CEO would allow the CEO to devote the requisite significant time to, and focus on, managing our business and maintaining our financial strength.

Presiding Director. The Company’s independent Presiding Director functions as a Lead Director, but the Board prefers the term Presiding Director to emphasize that all directors share equally in their responsibilities as members of the Board. The Presiding Director presides at all Board meetings and executive sessions at which the Chairman is not present and is responsible for coordinating the annual self-evaluations of the members of the Board. Additionally, the Presiding Director is available for consultation and communication with major shareholders where appropriate, upon reasonable request, and performs such other functions as the Board directs. The Presiding Director is appointed annually by, and from among, the independent directors. Currently, the Presiding Director of the Board is Michael J. Levine.

Committee Chairs. All Committee Chairs are independent and are appointed annually by the Board. They approve agendas and materials for their respective committee meetings, and serve as the liaisons between committee members and the Board and between committee members and senior management.

Risk Management. Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, legal/compliance, strategic risk, and reputational risk. Management is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In particular, the Risk Assessment Committee coordinates the risk oversight function. Our Chief Risk Officer reports directly to both the Risk Assessment Committee and our CEO. The Chairman of the Board meets regularly with management to discuss strategies and the risks facing the Company. Senior members of management attend Board meetings and are available to address questions or concerns raised by the Board on risk management and other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, through special meetings of the independent directors. See Board Committees-The Risk Assessment Committee on page 12 for further information.

CORPORATE GOVERNANCE

OTHER GOVERNANCE PRACTICES

Executive Sessions of the Board. In keeping with the Company’s Corporate Governance Guidelines, the Board met in executive session, without management present, 12 times in 2014.

Code of Business Conduct and Ethics. The Company maintains a Code of Professional Conduct, applicable to all Company, Community Bank, and Commercial Bank employees, which sets forth requirements relating to ethical conduct, conflicts of interest, and compliance with the law. The Code of Professional Conduct requires that the Banks’ employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s and the Banks’ best interests. The CEO, Chief Operating Officer, and Chief Financial Officer are bound by the Code of Professional Conduct. In addition, the Board of Directors has adopted a Code of Business Conduct and Ethics for the CEO, Chief Operating Officer, and Chief Financial Officer of the Company. Copies of both Codes, which also apply to the directors of the Company, are available, free of charge, on the corporate governance pages of the Investor Relations portion of our website, www.myNYCB.com, and are available in print to any shareholder who requests a copy.

Board Diversity and Tenure. The Nominating and Corporate Governance Committee has a long-standing commitment to diversity, rather than a formal diversity policy, and is guided by the Company’s diversity philosophy in its review and consideration of potential director nominees. In this regard, the Board and the Committee view diversity holistically. As set forth in the Company’s Corporate Governance Guidelines, the Board and the Committee consider:

➢	Whether the individual meets the requirements for independence;
➢	The individual’s general understanding of the various disciplines relevant to the success of a large publicly-traded company in today’s global business environment;
➢	The individual’s understanding of the Company’s business and markets;
➢	The individual’s professional expertise and experience;
➢	The individual’s educational and professional background; and
➢	Other characteristics of the individual that promote diversity of views and experiences.

The Nominating and Corporate Governance Committee has not established any specific minimum qualification standards for nominees to the Board and evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors who will best enhance the Company’s success and represent shareholder interests through the exercise of sound judgment and the application of its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in, and contributions, to the activities of the Board. In addition, the Committee considers whether the Board has specific needs for certain skills or attributes at a given time (for example, financial or chief executive officer experience). Other criteria for Board membership are set forth in the Company’s Corporate Governance Guidelines and Nominating and Corporate Governance Committee Charter, copies of which are available, free of charge, on the corporate governance pages of the Investor Relations portion of our website, www.myNYCB.com, and are available in print to any shareholder who requests a copy.

Our Bylaws provide that, unless otherwise determined by a majority of the disinterested members of the Board, no person may be elected, appointed, or nominated as a director after December 31 of the year in which such person attains the age of 80. Based upon, among other things, the significant experience, knowledge, and value they offer the Board, the Board has unanimously determined to except Mrs. Clancy and Mr. Kupferberg from this retirement age requirement.

Board Self-Evaluations. The Board of Directors annually assesses its effectiveness, the operations of its committees, and the contributions of director nominees. The Independent Presiding Director coordinates the evaluation of the Board as a whole and its committees, as well as individual evaluations of those directors who are being considered for possible re-nomination to the Board.

CORPORATE GOVERNANCE

BOARD COMMITTEES

The Board conducts its business through periodic meetings and through the activities of its committees. In 2014, the Board held 12 regular monthly meetings, and various standing committees of the Board met another 48 times, for an aggregate of 60 meetings. All incumbent directors of the Company attended at least 75% of the aggregate number of meetings of the Board and committees on which such director served during fiscal year 2014. Mr. Rosano was appointed to the Board on July 22, 2014, and has attended 100% of the Board meetings and meetings of the Nominating and Corporate Governance Committees held since his appointment. Board members are expected to make reasonable efforts to attend all Board meetings and all meetings of the Board committees on which they serve. Absences are excused only for good cause.

The Board has eight standing committees as follows: (i) Audit Committee, (ii) Compensation Committee, (iii) Nominating and Corporate Governance Committee, (iv) Risk Assessment Committee, (v) Capital Assessment Committee, (vi) Investment Committee, (vii) Insurance Committee, and (viii) Cyber Security Committee. Each committee has a written charter adopted by the committee and ratified by the Board. As required by NYSE Rules, charters for the Audit, Compensation, and Nominating and Corporate Governance Committees can be found on the Investor Relations portion of the Company’s website at www.myNYCB.com, and are available in hardcopy to any shareholder who requests them. Each member of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee has been determined by the Board to be independent for purposes of the NYSE corporate governance listing standards and within the meaning of regulations of the SEC.

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The following table presents the membership of our Board members on the various Board committees1:

Director	Audit	Compensation	Nominating & Corporate Governance	Risk Assessment	Capital Assessment	Investment	Cyber Security	Insurance	Mortgage & Real Estate (Community Bank)	Credit (Commercial Bank)
Dominick Ciampa†	×	×	×	×	✓	×		✓	✓	✓
Maureen Clancy		Chair	✓					Chair
Hanif “Wally” M. Dahya#	✓	✓	✓	✓	✓	Chair	Chair			Chair
Max L. Kupferberg	✓	✓	✓	✓			✓		✓
Michael J. Levine* / **	✓	✓	Chair	Chair	✓		✓		✓	✓
James J. O’Donovan			✓		✓				Chair	✓
Lawrence Rosano, Jr.			✓						✓
Ronald A. Rosenfeld	✓		✓	✓			✓
Lawrence J. Savarese*#	Chair		✓	✓	Chair	✓	✓			✓
John M. Tsimbinos			✓					✓	✓	✓
Joseph R. Ficalora									✓	✓
Robert Wann
Meetings Held in 2014	13	6	3	12	9	4	0	1	51	49

(1)	In addition, the Community Bank, maintains a Board Mortgage and Real Estate Committee and the Commercial Bank maintains a Credit Committee. All Company Board Committees are replicated at the Banks’ level.
†	Chairman of the Board of Directors
*	Designated as Audit Committee Financial Expert
**	Designated independent Presiding Director
#	Designated as Risk Committee Expert
×	Ex-officio attendee

A description of the nature and purpose of each of the Board committees follows.

1.	The Audit Committee

The Audit Committee of the Board consists of Messrs. Savarese (Chair), Levine, Kupferberg, Rosenfeld, and Dahya, all of whom meet the independence criteria for audit committee members in accordance with the listing standards of the New York Stock Exchange and the rules of the SEC. The Board of Directors has determined that Messrs. Savarese and Levine are “audit committee financial experts” under the rules of the SEC. The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities, including with respect to review and, as applicable, approval of (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with applicable legal and regulatory requirements; (3) the independent registered public accounting firm’s qualifications and independence; (4) the performance of the Company’s internal audit function and independent auditors; (5) the system of internal controls relating to financial reporting, accounting, legal compliance, and ethics established by management and the Board; and (6) the Company’s internal and external auditing processes. This Committee meets with the Company’s and the Community and Commercial Banks’ internal auditors to review the performance of the internal audit function. The Audit Committee met 13 times in 2014. A detailed list of the Committee’s functions is included in its written charter adopted by the Board of Directors, a copy of which is available free of charge on the corporate governance pages within the Investor Relations portion of our website at www.myNYCB.com, and is available in print to any shareholder who requests a copy.

CORPORATE GOVERNANCE

2.	The Compensation Committee

The Compensation Committee of the Board consists of Mrs. Clancy (Chair) and Messrs. Dahya, Kupferberg, and Levine, all of whom are independent in accordance with the listing standards of the NYSE. This committee meets to establish compensation for the executive officers and to review the Company’s incentive compensation programs when necessary. (See Compensation Discussion and Analysis beginning on page 18 for further information on the Company’s processes and procedures for the consideration and determination of executive and director compensation.) The Compensation Committee met six times in 2014, including six executive sessions attended by Committee members only. The Compensation Committee acts under a written charter adopted by the Board of Directors, a copy of which is available, free of charge, on the corporate governance pages within the Investor Relations portion of our website at www.myNYCB.com, and is available in print to any shareholder who requests a copy.

Consistent with new SEC disclosure requirements, the Compensation Committee has assessed the Company’s compensation programs and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. At the Committee’s direction, management of the Company maintains an Incentive Compensation and Performance Management Committee responsible for overseeing and monitoring non-executive incentive compensation objectives, performance management, and incentive compensation plans. The Committee, which consists of various senior officers, including the Chief Operating Officer and the Chief Risk Officer, has assessed the Company’s non-executive incentive compensation plans to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process includes a review of plan policies and practices; an analysis to identify risks and risk controls related to the plans; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk controls, and the consistency of the programs and their risks with regard to the Company’s strategies. Reporting by the Incentive Compensation and Performance Management Committee to the Compensation Committee occurs at least annually. Although the Compensation Committee reviews all compensation programs, it focuses on the programs with variability of payout, the ability of a participant to directly affect payout, and the controls on participant action and payout.

Based on the foregoing, we believe that our non-executive compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and our risk management practices; and are supported by the oversight and administration of the Compensation Committee.

3.	The Nominating and Corporate Governance Committee

The Board’s Nominating and Corporate Governance Committee consists of Messrs. Levine (Chair), Dahya, Kupferberg, O’Donovan, Tsimbinos, Rosano, Rosenfeld, Savarese, and Mrs. Clancy, all of whom are independent in accordance with the listing standards of the New York Stock Exchange. The Committee considers and recommends the nominees for director to stand for election at the Company’s Annual Meeting of Shareholders.

The Nominating and Governance Committee is responsible for recommending to the Board the qualifications for Board membership, identifying, assessing, and recommending qualified director candidates for the Board’s consideration, assisting the Board in organizing itself to discharge its duties and responsibilities, and providing oversight of the Company’s corporate governance practices and policies, including an effective process for shareholders to communicate with the Board. The Committee is composed entirely of independent directors as defined by the NYSE Corporate Governance Standards and operates under a written charter. The Committee’s charter is available on the corporate governance pages within the Investor Relations portion of the Company’s website at www.myNYCB.com and is available in print upon request.

The Committee’s role in, and process for, identifying and evaluating prospective director nominees is described herein and above in –Board Diversity and Tenure. See also Procedures for Shareholders to Recommend Directors. In addition, the Committee makes recommendations to the Board concerning director independence, Board committee assignments, committee chairman positions, Audit Committee “financial experts,” the financial literacy of Audit Committee members, and Risk Assessment Committee “risk management experts.”

The Nominating and Corporate Governance Committee held three meetings during 2014.

4.	The Risk Assessment Committee

The Board’s Risk Assessment Committee is comprised of Messrs. Levine (Chair), Dahya, Kupferberg, Rosenfeld, and Savarese, all of whom meet the independence criteria in accordance with the listing standards of the New York Stock Exchange and the rules of the SEC. The Board of Directors has determined that Messrs. Dahya and Savarese are “risk management experts” under the enhanced prudential standards of the Dodd-Frank Act. The Risk Assessment Committee

CORPORATE GOVERNANCE

has been appointed by the Company’s Board of Directors to assist the Board in fulfilling its responsibilities with respect to oversight of the Company’s risk management framework, including as it relates to the risk appetite of the Company and the policies and procedures used to manage various risks, including credit, market, operational, and certain other risks, and enable an effective risk governance framework.

The Risk Assessment Committee’s role is one of oversight, recognizing that management is responsible for designing, implementing, and maintaining an effective risk program. The Company’s departmental managers are the first line of defense for managing risk in the areas for which they are responsible. As the second line of defense, the Company’s Chief Risk Officer provides overall leadership for the Company’s enterprise risk management framework, including risk identification, risk measurement, risk monitoring, risk mitigation, and risk reporting.

At each regularly scheduled meeting of the Risk Assessment Committee, the Committee receives a monthly report from the Chief Risk Officer with respect to the Company’s approach to management of major risks, including management’s risk mitigation efforts, where appropriate. Enterprise Risk Management, led by the Chief Risk Officer, is a company-wide function that is responsible for an integrated effort to identify, assess, and manage risks (including through risk measurement, risk monitoring, risk mitigation, and risk reporting), that may affect the Company’s ability to execute on its corporate strategy and fulfill its business objectives. The Risk Assessment Committee enhances the Board’s oversight of risk management.

The Risk Assessment Committee met 12 times in 2014. A detailed list of the Committee’s functions is included in its written charter adopted by the Board of Directors, and is available in the corporate governance pages within the Investor Relations portion of our website at www.myNYCB.com, and is also available in print to any shareholder who requests a copy.

5.	The Capital Assessment Committee

In response to the extensive capital and stress testing rules and regulations of the Dodd-Frank Act, the Board established the Capital Assessment Committee in September 2013. The Committee members are comprised of the chairs of other Board committees, which facilitates close coordination of the oversight functions of those Board committees. The members include the Chairman of the Board, Mr. Ciampa; Chair of the Audit Committee, Mr. Savarese; the Chair of the Risk Assessment Committee, Mr. Levine; the Chair of the Community Bank Board’s Mortgage and Real Estate Committee, Mr. O’Donovan; and the Chair of the Commercial Bank Board’s Credit Committee, Mr. Dahya. Mr. Savarese serves as the Chair of the Capital Assessment Committee. The Capital Assessment Committee met nine times in 2014.

The purpose of the Committee is to assist the Board in its oversight of management’s exercise of its responsibility to (1) perform capital stress testing as required under applicable regulations, policies, and external or internal guidelines; (2) consider tests, controls, reports, and other actions that would be necessary for the Company to perform capital stress testing as required under regulations, policies, and external or internal guidelines that apply to larger institutions – e.g., banks or bank holding companies having assets of $50 billion or greater – under the Dodd Frank Act; (3) assess stress testing results under standards established under applicable laws, rules, and regulations and take appropriate action in response thereto; (4) ensure that there is in place an effective system reasonably designed to evaluate and control such risk throughout the Company; (5) ensure that our capital policy comprehensively documents the capital planning process, establishment of goals, determination of appropriate capital levels and the composition of capital, decision making about capital actions and capital contingency plans; and (6) ensure the Company maintains appropriate ongoing processes to assess gaps, deficiencies, weaknesses, and/or limitations in the capital planning and stress testing processes.

6.	The Investment Committee

The Investment Committee was established by the Company’s Board to assist it in fulfilling its overall responsibility for the operation and administration of the Company’s investment portfolios. It is the duty of the Investment Committee to ensure that senior management and investment consultants are reputable and have expertise consistent with the level of investment activities conducted by the Company.

The members of the Committee are Messrs. Dahya (Chair), Savarese, and Rosenfeld, all of whom are considered independent in accordance with the rules of the NYSE and the SEC. In addition, the Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, and the Chief Risk Officer attend the quarterly meetings held by the Investment Committee and report on all investment activities conducted in the prior quarter. The Investment Committee met four times in 2014.

The Investment Committee is responsible for the oversight of investment activity and regularly reports on Company investment performance and changes in investments to the Board. Among the Committee’s responsibilities are (1) adopting procedures necessary for the achievement of the Company’s investment objectives and monitoring the

CORPORATE GOVERNANCE

overall investment performance of the Company; (2) annually reviewing and updating, as necessary, all investment policies, appropriate investment management procedures, strategies, and internal controls as necessary to manage, to the extent possible, market, liquidity, operational, credit, and other investment and asset management risk; (3) delegating investment authority to certain of the Company’s executive and other senior officers for the management of the Company’s investments, including the selection of investment consultants in accordance with the Company’s policies and procedures; (4) monitoring investment activities and ensuring that assets of the Company are accounted for properly in accordance with Generally Accepted Accounting Principles (“GAAP”) and other regulatory guidelines; and (5) consider and approve new investment products presented to the Committee on a case by case basis to address changes in the market.

7.	The Insurance Committee

The Insurance Committee has been established by the Board to assist it in fulfilling its overall responsibility for the determination of appropriate levels of insurance coverages reasonably necessary to protect the Company, to review and approve the procurement or renewals of such insurance coverages during the course of the year, to review and approve the schedule of all maintained insurance coverages, and to present same to the Board for its review and approval on an annual basis. The Insurance Committee ensures that senior management, brokers, and consultants are reputable and have expertise consistent with a level reasonably required to protect the Company.

The members of the Insurance Committee are Mrs. Clancy (Chair) and Messrs. Ciampa and Tsimbinos. The Insurance Committee officially met once in 2014, with two informal meetings having been held prior to or following meetings of the full Board of Directors.

8.	The Cyber Security Committee

In response to the growing complexity of cyber security risks affecting the nation’s information security framework, financial services companies, the public, and the Company, the Board, in December 2014 established a Cyber Security Committee. The Committee assists the Board in its oversight of the Company’s exposure to cyber risk, including with respect to protection of non-public information of the Company, its customers, its employees, and others with whom the Company conducts business, overseeing cyber security controls as an integral aspect of the Company’s overall risk management strategies. The Committee remains informed regarding the scope and effectiveness of the Company’s cyber security infrastructure, the development and implementation of policies, procedures, standards, and technical measures to create an environment that is designed to minimize exposure to cyber threats and recovery from adverse events. The Committee’s principal role is one of oversight, recognizing that management is responsible for the design, implementation, and maintenance of an effective program for controlling cyber risks.

The members of the Cyber Security Committee are Messrs. Dahya (Chair), Kupferberg, Levine, Rosenfeld, and Savarese.

Additionally, the Mortgage and Real Estate Committee of the Board of New York Community Bank and the Credit Committee of the Board of New York Commercial Bank serve important governance functions in the lending businesses of the Company and are also described below. The multi-family, commercial real estate, commercial and other non-residential loans we originate all are made in accordance with loan underwriting policies and procedures approved by the Committees, which maintain active oversight of management’s loan origination, servicing, and collections processes. Committee members, who have significant experience in real estate businesses as well as real estate and other lending, apply their knowledge and expertise in key policy and risk-management decisions relating to these core business areas.

Mortgage and Real Estate Committee (Community Bank)

The Mortgage and Real Estate Committee is a committee of the Community Bank Board of Directors. This committee was appointed by the Community Bank’s Board to oversee the Community Bank’s credit management policies and procedures, as more particularly described in the credit policies of the Community Bank as adopted from time to time. The authority of the Committee includes, among other things, oversight regarding the administration and implementation of loan policies, review of the risks associated with loans approved by management, and the delegation of credit authority. Each member has expertise in relevant areas of commercial and residential real estate; lending and lending risk; and the business of financial institutions.

The members of the Mortgage and Real Estate Committee are Messrs. O’Donovan (Chair), Ciampa, Ficalora, Kupferberg, Levine, Rosano, and Tsimbinos. The Mortgage and Real Estate Committee met 51 times in 2014.

Credit Committee (Commercial Bank)

The Credit Committee is a committee of the Commercial Bank Board of Directors. This committee was appointed by the Commercial Bank’s Board to oversee the Bank’s credit management policies and procedures, as more

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particularly described in the credit policies of the Bank as adopted from time to time. The authority of the Committee includes, among other things, oversight regarding the administration and implementation of loan policies, review of the risks associated with loans approved by management, and the delegation of credit authority. Each member has expertise in relevant areas of commercial and industrial real estate lending, lending risk, and the business of financial institutions.

The members of the Credit Committee are Messrs. Dahya (Chair), Ciampa, Ficalora, Levine, O’Donovan, Savarese, and Tsimbinos. The Credit Committee met 49 times in 2014.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

The Board of Directors expects all directors to attend the Annual Meeting of Shareholders. All of the then-serving Board members attended the 2014 Annual Meeting of Shareholders held on June 4, 2014 except for Mr. Levine, who was unable to attend due to religious observances.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Shareholders and other parties interested in communicating directly with the Presiding Director or with the non-management directors as a group may do so by writing to: Presiding Director, New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590. Letters addressed to the Presiding Director will be opened by the Company’s Corporate Secretary, who will review them and forward a summary of such correspondence to the Presiding Director and, if applicable, the Board. If the Corporate Secretary determines that an item of correspondence relates to the functions of the Board or its committees, or otherwise requires their attention, he will direct the item itself to the Presiding Director or other Board members. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Presiding Director as provided above, and request copies of any correspondence.

PROCEDURES FOR SHAREHOLDERS TO RECOMMEND DIRECTORS

It is the policy of the Nominating and Corporate Governance Committee to consider director candidates who appear to be qualified to serve on the Board and who are recommended by shareholders. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board. To avoid the unnecessary use its resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below. To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

a.	the name of the person recommended as a director candidate;

b.	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

c.	the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

d.	the name and address of the shareholder making the recommendation, as they appear on the Company’s books; provided, however, that if the shareholder is not a registered holder of Common Stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Common Stock;

e.	a statement disclosing whether such shareholder is acting with, or on behalf of, any other person and, if applicable, the identity of such person; and

f.	such other information as the Company may require in accordance with its established nomination procedures then in effect.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received at the principal executive office of the Company not less than 90 days prior to the date of the meeting; provided, however, that in the event that less than 100 days’ notice or prior disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely

BENEFICIAL OWNERSHIP

must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

On March 17, 2015, the Board of Directors adopted bylaw amendments, which are now part of our Bylaws, to implement “proxy access.” Under the proxy access provisions of our Bylaws, eligible shareholders and/or shareholder groups will be permitted to include shareholder-nominated director candidates in our proxy materials for the 2016 annual meeting of shareholders. For details about the process to include shareholder-nominated director candidates in our proxy materials, please see Additional Information – Proxy Access Nominations and refer to Article I, Sections 6, 7, and 8 of our Amended and Restated Bylaws, attached as Appendix A to this proxy statement, which reflect the amendments made to the Bylaws to implement proxy access.

INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS, AND EXECUTIVE OFFICERS

The following table sets forth, as of April 8, 2015, the names of the nominees, continuing directors, and executive officers of the Company, their ages and, as applicable, the year in which he or she became a director and the year in which his or her term (or in the case of the nominees, their proposed terms) as director of the Company expire. The table also sets forth the amount and percentage of Common Stock beneficially owned by each director and by each named executive officer (as defined on page 18) and by all directors and executive officers as a group as of April 8, 2015.

Name	Age	Director Since (1)	Shares of Common Stock Beneficially Owned (2)	Percent of Class
Nominees (Whose Terms Would Expire in 2018):
Maureen E. Clancy	83	2003	100,148(3)	0.02%
Hanif “Wally” Dahya	59	2007	100,000(3,4)	0.02%
Joseph R. Ficalora	68	1989	5,918,088(3,4,5)	1.33%
James J. O’Donovan	72	2003	1,281,874(3,4,5)	0.29%
Directors Whose Terms Expire in 2017:
Dominick Ciampa	81	1995	711,945(3,4)	0.18%
Max L. Kupferberg	95	1983	2,120,892(3,4)	0.47%
Lawrence Rosano, Jr.	62	2014	11,000(3,4)	0.002%
Robert Wann	60	2008	1,943,966(3,5)	0.44%
Directors Whose Terms Expire in 2016:
Michael J. Levine	70	2004	262,360(3)	0.06%
Ronald A. Rosenfeld	76	2012	91,666(3,4)	0.02%
Lawrence J. Savarese	58	2013	32,275(3,4)	0.01%
John M. Tsimbinos	77	2003	1,205,436(3,4)	0.27%
Named Executive Officers Who Are Not Directors:
Thomas R. Cangemi	46	—	1,065,053(3,4,5,6)	0.24%
James J. Carpenter	54	—	505,579(3,4,5)	0.11%
John J. Pinto	44	—	399,730(3,5)	0.09%
All directors and executive officers as a group (15 persons)			15,724,567	3.54%

(1)	Includes years of service as a trustee or director of the Community Bank.
(2)	Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted). Figures include all of the shares held directly and indirectly by directors and the Company’s executive officers, as well as the shares underlying options that have been granted to, and are currently exercisable or exercisable within 60 days by, such directors and executive officers under the Company’s various stock-based benefit plans.
(3)	Includes the following shares of unvested restricted stock awards: Mr. Ciampa – 50,000; Mrs. Clancy – 14,000; Mr. Dahya – 27,000; Mr. Ficalora – 682,223; Mr. Kupferberg – 4,200; Mr. Levine – 33,000; Mr. O’Donovan – 20,000; Mr. Rosano – 10,000; Mr. Rosenfeld – 8,000; Mr. Savarese – 18,000; Mr. Tsimbinos – 4,000; Mr. Wann – 291,688; Mr. Cangemi – 194,220; Mr. Carpenter – 170,056; and Mr. Pinto – 131,765.

BENEFICIAL OWNERSHIP

(4)	Includes the following shares that are owned by spouses of the named nominees, continuing directors, and executive officers or are held in individual retirement accounts, trust accounts, custodian accounts, or foundation accounts for which the directors and the executive officers are deemed beneficial owners: Mr. Ciampa – 540,049; Mr. Dahya – 73,000; Mr. Ficalora – 300,863; Mr. Kupferberg – 1,472,514; Mr. O’Donovan – 5,318; Mr. Rosano – 1,000; Mr. Rosenfeld – 79,466; Mr. Savarese – 100; Mr. Tsimbinos – 388,109; Mr. Cangemi – 60,335; and Mr. Carpenter – 16,166.
(5)	Includes the following shares allocated under the NYCB Employee Stock Ownership Plan (“ESOP”): Mr. Ficalora – 528,775; Mr. O’Donovan – 241,145; Mr. Wann – 303,636; Mr. Cangemi – 36,555; Mr. Carpenter – 39,519; and Mr. Pinto – 32,828, as well as shares acquired in Messrs. Ficalora’s, Cangemi’s, and Pinto’s ESOP accounts pursuant to dividend reinvestment. Also includes 896,433; 264,418; and 223,688 shares allocated under the Community Bank’s Supplemental Benefits Plan to the accounts of Messrs. Ficalora, O’Donovan and Wann, respectively, as well as shares acquired by Messrs. Ficalora, O’Donovan, and Wann in such accounts pursuant to dividend reinvestment. Further includes shares held by the trustee of the New York Community Bancorp, Inc. Employee Savings Plan for the accounts of the following officers: Mr. Ficalora – 552,532; Mr. Wann – 94,753; Mr. O’Donovan – 78,647; Mr. Cangemi – 90,680; Mr. Carpenter – 11,022 and Mr. Pinto – 26,988; as well as shares acquired in Messrs. Ficalora’s, Cangemi’s, Carpenter’s, and Pinto’s accounts pursuant to dividend reinvestment.
(6)	Mr. Cangemi has pledged 515,729 shares of Common Stock pursuant to margin account arrangements. The margin balances outstanding, if any, pursuant to such arrangements may vary from time to time. All pledge obligations entered into before the adoption of the new policy on pledging stock are grandfathered for the duration of the pledge commitment. See page 33 for a summary of our new policy on hedging and pledging of Common Stock.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION AND RELATED INFORMATION

I. COMPENSATION DISCUSSION AND ANALYSIS

A. EXECUTIVE SUMMARY

We are pleased to provide our shareholders with an overview and analysis of the compensation programs in which the following executive officers (our “named executive officers” or “NEOs”) participate and the process we use to make specific compensation decisions for them:

•	Joseph R. Ficalora, President and Chief Executive Officer

•	Robert Wann, Senior Executive Vice President and Chief Operating Officer

•	Thomas R. Cangemi, Senior Executive Vice President and Chief Financial Officer

•	James J. Carpenter, Senior Executive Vice President and Chief Lending Officer

•	John J. Pinto, Executive Vice President and Chief Accounting Officer

Our Board of Directors and our Compensation Committee took the results of the 2014 “Say on Pay” vote as a very serious expression of shareholder opinion and as an opportunity to revisit the design of our executive compensation program going forward to achieve greater alignment with shareholder expectations and best practices. As we considered the “Say on Pay” results, we benefited greatly from a shareholder outreach initiative that resulted in the adoption of several important new governance practices and significant changes to our executive compensation program. We believe these changes will make us an even better company going forward, and we look forward to continuing the dialogue with our shareholders as these changes take effect.

➢ Shareholder Outreach and Engagement

We hold the opinions of our shareholders in very high regard, and we are always pleased to engage them in constructive discussions about the Company. Our key executives regularly meet with shareholders at investor conferences, roadshows, and in our offices. We increased our engagement process significantly, reaching out to representatives of approximately 41% of our shareholder base to better understand their specific concerns on governance and executive compensation, and to provide us with a basis for further evaluation of our practices in these areas. This effort entailed discussions with most of our largest institutional holders; our shareholder base is more dispersed than some other companies of our size, making this a challenging effort. This initiative was led by two of our directors and a group of senior officers.

The feedback we received was valuable and provided us with an important perspective on how best to chart our future path. The issues raised by our shareholders were diverse, the opinions we heard were varied, and we listened carefully to their comments. The Board and, particularly, our Compensation Committee, diligently considered, discussed, and debated the results of this engagement effort and have responded with new initiatives to address specific concerns, many of which are shared by other publicly traded companies.

All decisions on the elements of our NEOs’ 2014 executive compensation program were made prior to the 2014 Say-on-Pay vote. Shareholder support in that vote was substantially lower than in previous years, and prompted the intensified shareholder outreach and review of executive compensation discussed here. Our decisions on 2014 compensation did not benefit from the shareholder input we received from the Say-on-Pay results and our subsequent shareholder engagement initiatives. Our 2015 program will reflect the Compensation Committee’s consideration of the comments subsequently made by shareholders and is described below and in the discussion under the heading – 2015 – Looking Ahead.

In full consideration of the evolving environment and the insights derived from our shareholder outreach efforts, we initiated the following:

➢	We redesigned our incentive compensation program to address specific shareholder comments.

➢	For 2015 and later years, awards under the short-term and long-term incentive plans will be based on performance and will utilize different metrics.

➢	Restricted stock awards under our long-term incentive plan will be made on the basis of performance over a three-year period, and the shares will remain subject to a five-year vesting period.

EXECUTIVE COMPENSATION

➢	We will no longer provide our executives with tax reimbursements effective for awards made under the new incentive plans we implemented for 2015.

➢	We adopted a formal stock ownership policy for our directors and officers. See page 32 for a summary of our new stock ownership policy and details on the stock ownership levels of our directors and officers.

➢	While our strategy had been to await the issuance of final regulatory guidance, we have adopted a formal clawback policy to recapture any incentive awards made on the basis of a material misstatement of our financial results. See page 33 for a summary of our new clawback policy.

➢	We adopted a formal policy that prohibits the hedging or pledging of Company stock by our officers and directors. The policy covers buying or selling puts or calls, short sales, holding Company stock in margin accounts, and pledging Company stock as loan collateral. Historically, our officers and directors have generally not engaged in these practices. Under the policy, certain pledge obligations entered into by one of our officers before the adoption of our new policy are grandfathered for the duration of the pledge commitment. See page 33 for a summary of our new policy on hedging and pledging of Company stock.

➢ 2015 — Looking Ahead

Our 2015 executive compensation program has been modified in a number of ways that we believe are responsive to shareholder concerns. We have also adopted a number of key governance practices that have a direct impact on the way we compensate our executives. The following summarizes the major changes that we implemented in 2015:

☐	Short-Term Incentive Program

•	Based on two performance metrics – Return on Average Assets and Efficiency Ratio – that correlate directly to our annual results and reflect the creation of shareholder value.
•	2015 performance will be measured relative to our expanded peer group approved by the Committee (see below).
•	Maximum awards will reflect performance above the 75th percentile of the peer group, taking both metrics into account.
•	Awards will be made in cash.

☐	Long-Term Incentive Program

•	Based on two performance metrics – Net Charge-Offs as a Percentage of Average Loans and Leases and Return on Average Tangible Common Equity – that correlate directly to the long-term success of our business strategy and the building of shareholder value over the long term.
•	Performance will be measured over a three-year period and relative to our expanded peer group (see below).
•	Maximum awards will reflect results over the performance period that places the Company above the 75th percentile of the peer group.
•	Awards will be made in the form of restricted stock with five-year vesting to provide a retention incentive for our key executives.

☐	Tax Reimbursements Related to Equity Compensation Vesting

•	Effective for awards made under our 2015 long-term incentive program, and all awards of equity compensation under any subsequent program, our executives will no longer receive tax reimbursements for income they realize from the vesting of equity compensation.

☐	New Governance Policies in Effect for 2015

•	Stock ownership guidelines for officers and directors.
•	No hedging/no pledging policy for officers and directors.
•	“Clawback” policy for incentive compensation.

☐	Expanded Peer Group

•	We expanded from 14 to 20 the peer group of banks with which we compare our financial results and use to benchmark our executive compensation.

EXECUTIVE COMPENSATION

•	New peer group members will include, in addition to the 14 banks in our 2014 peer group, Fifth Third Bancorp, Regions Financial Corporation, Popular, Inc., First Citizens BancShares, Inc., Signature Bank, and First Horizon National Corporation.
•	We believe the expanded peer group will enhance our ability to make market-driven comparisons and evaluate our competitive position.
•	We are positioned at the 61st percentile of the peer group on an asset basis, the 56th percentile with respect to total revenue, and the 68th percentile with respect to market capitalization.

B. 2014 – PAY FOR PERFORMANCE

The Company is one of the best performing companies in the industry generally and relative to its peer group. In 2014, we continued to meet the challenges of a rapidly changing and highly regulated operating environment with a strong financial performance, highlighted by strong earnings, efficiency, increased loan production, above average asset quality, and a strong capital position. Our 2014 performance solidified our position as a strong and profitable financial institution that ranks among the nation’s largest by assets and deposits and enjoys a brand that is well regarded in the markets we serve. As of December 31, 2014, the Company had $48.6 billion in assets, ranking 21st among U.S. bank holding companies, and had a market capitalization of $7.1 billion, ranking 21st among publicly traded U.S. banks and thrifts.

➢ Our Unique Business Model and Approach to Driving Shareholder Value

We build value for shareholders by executing on a unique business model that has provided consistently superior financial results. The strength of our business model has enabled us to weather periods of economic downturn with greater success than our peers and to benefit from periods of economic expansion. The performance metrics we use to drive our incentive compensation programs encourage behavior that supports our business model.

•	Maintaining leadership in our core business – We have been a leader in the New York City multi-family lending market for more than 40 years.

•	Achieving strength in supplemental business areas – We have supplemented our core multi-family residential lending business with two important sources of significant additional income: 1-4 family residential mortgage lending and specialty finance lending.

•	Maintaining exceptional asset quality – Through conservative underwriting and operating standards we maintain exceptionally strong asset quality, ensuring that our core sources of income will remain healthy through the long term. Even during the challenging credit cycle of the post-crisis years, our asset quality measures remained exceptionally strong and better than those of our peers.

•	Holding the line on expenses – We consistently rank in the top 3% of bank holding companies, based on efficiency.

•	Growing deposits in a competitive market – We have grown deposits with successful retail, institutional, and municipal deposit campaigns. In addition to diversifying our sources of funds, the increase in deposits enabled us to reduce our wholesale borrowings.

•	Maintaining our capital strength – Recognizing the importance of capital strength to our regulators and investors, our efforts to ensure low credit losses has enabled us to maintain strong earnings and capital.

•	Building shareholder value – Our model of growth through strategic acquisitions builds long-term value for our shareholders and supported a total shareholder return exceeding 4,319% over our life as a public company.

EXECUTIVE COMPENSATION

➢ 2014 Financial Highlights

The Company’s performance in 2014 was strong as we continued to execute on our business model. Key elements of our performance included:

EXECUTIVE COMPENSATION

➢ 2014 Executive Compensation Highlights

Our strong financial results were reflected in the compensation our NEOs received in 2014.

➢ Compensation Strategy

Our approach to executive compensation is based on four simple strategic objectives:

Strategic Objective		How Our Programs Support our Strategy
We must be competitive in the marketplace for talent	✓	Our compensation plans are designed to give us a competitive edge in the marketplace as we seek top talent for our executive ranks.
	✓	By offering competitive compensation opportunities, we are able to recruit, retain, and motivate a highly effective management team.
	✓	We target pay at competitive levels relative to our peers.
	✓	We offer our executives a balanced mix of compensation with opportunities to earn significant cash and equity incentive compensation.

Pay must reflect performance and support our strategic goals	✓	Our incentive compensation program supports key elements of our strategic plan by focusing on performance metrics tied to our long-term business strategy.
	✓	A significant portion of our NEO compensation is at risk since our executives receive the majority of their pay from variable compensation.
	✓	We link executive pay to superior performance by varying payouts under our short- and long-term incentive programs based on performance results.

The interests of our executives must be aligned with the interests of our long-term shareholders	✓	A significant portion of executive pay is provided in the form of equity, and equity is only awarded on the basis of performance.
	✓	We vest equity over an extended period of continued employment.
	✓	Our stock ownership guidelines encourage our executives to retain a significant equity interest in the Company.
	✓	Our executives are not allowed to hedge or pledge Company stock.
	✓	Incentive compensation is subject to a “clawback“ policy.

Incentive compensation programs must discourage excessive risk taking	✓	Our compensation programs are designed to ensure that we do not create incentives for our executives to take unnecessary or excessive risks that could undermine the value of the Company.
	✓	Our review of the risk profile of our compensation programs is an annual and ongoing task for management and the Compensation Committee.

EXECUTIVE COMPENSATION

➢ The Governance Framework for Executive Compensation Decisions

All decisions on executive compensation are made within the context of a strong governance framework that helps ensure that the outcome is consistent with our compensation philosophy, the creation of shareholder value, and the safety and soundness of our banking operations. To that end, we use the following principles to guide the development and implementation of our executive compensation program:

➢	We link pay to performance (75% for CEO and over 60% for other NEOs) and use performance measures that correlate to the creation of shareholder value and the safety and soundness of our operations.

➢	We design our executive compensation program to discourage excessive risk taking and carefully monitor the implementation of the program on an annual basis to ensure compliance with sound risk management principles and regulatory requirements. Several measures in our incentive program also reflect sound risk practices (e.g., the low level of net charge-offs).

➢	We make all key executive compensation decisions and all decisions affecting our NEOs through a committee of independent directors, and we seek advice from an independent compensation consultant on key executive compensation matters.

➢	We engage in shareholder outreach to help us evaluate our governance structure and executive compensation program.

➢	We require a strong ownership commitment from our officers and directors. Our executives hold a significant number of shares of stock (ranging from 72x base salary for our CEO to an average 19.5x base salary for our other NEOs). Our CEO, COO, CFO, and CLO regularly purchases shares outside of shares they acquire through our compensation programs.

➢	We have a “clawback” policy that allows us to recapture amounts paid on the basis of materially inaccurate financial results.

➢	We do not allow our executives to hedge or pledge Company stock. (Certain pledge obligations that were in effect prior to our adoption of a formal no hedging/no pledging policy in April 2015 are grandfathered from this prohibition.)

➢	We do not allow “single trigger” payouts under our employment and change-in-control agreements.

➢	We will not provide tax reimbursement payments to any executive with respect to the income they realize from the vesting of equity awards that are granted for performance periods after 2014.

➢	We do not provide our executives with supplemental retirement benefits that would require accrual of current expense, such as an annual excess benefits plan.

➢	We do not allow stock option repricing without shareholder approval.

C. OUR EXECUTIVE COMPENSATION DECISION MAKING PROCESS

➢ Key Participants

☐	The Compensation Committee.

Our Compensation Committee, all the members of which are independent directors under current NYSE listing standards, makes decisions on the compensation of our key executives, including our NEOs. This responsibility is discharged within the framework of a formal committee charter, which delegates a wide range of strategic and administrative issues to the Committee. Key among the Committee’s tasks is the development of, and monitoring of adherence to, the Company’s executive compensation philosophy. In addition, the Committee is responsible for ensuring that our plans and programs comply with all regulatory directives, including consideration of the risk profile of our compensation programs to ensure that such programs do not encourage unnecessary risk taking by participants. Finally, the Committee is charged with the annual administration of our executive incentive programs, including the development of plan design, the selection of performance metrics, the designation of specific performance goals and award opportunities, and the certification of performance results. See, Corporate Governance-Board Committees-The Compensation Committee, for a detailed discussion of the Committee’s responsibilities and membership. The Committee’s charter is posted on the corporate governance pages within the Investor Relations portion of our website at www.myNYCB.com.

EXECUTIVE COMPENSATION

The Committee meets periodically throughout the year. In 2014, the Committee met six times including six times in executive session without management present. In March of each year, the Committee meets to certify performance results for the prior year’s incentive programs. In addition, at the March meeting, the Committee determines the structure of the current year’s incentive programs by designating performance metrics and linking financial results to specific incentive award opportunities.

The Committee reviews the compensation of each NEO annually to evaluate whether the executive’s pay level is consistent with our compensation philosophy, risk profile, and the performance of both the Company and the individual, and whether market practices dictate an adjustment in the form or level of the executive’s compensation. As part of this annual review, the Committee considers the executive’s individual contributions to the financial success of the Company, management of subordinates, contribution to safety and soundness objectives, and their long-term potential as a senior executive.

The Committee does not delegate any substantive responsibilities related to the determination of compensation for our NEOs, and the Committee members exercise their independent judgment when they make executive compensation decisions.

☐	Executive Management.

Although the Compensation Committee makes independent determination on all matters related to compensation of the NEOs, the CEO provides the Committee with his evaluation of the NEOs’ performance and makes recommendations regarding base salary and incentive compensation awards. However, the Committee has absolute discretion to accept, reject, or modify the CEO’s recommendations. Our CEO plays no role in, and is not present during, discussions regarding his own compensation or final decisions of the Committee regarding compensation of the other NEOs.

☐	Independent Compensation Consultant.

The Compensation Committee has retained Meridian Compensation Partners LLC as an independent compensation consultant. Meridian works with the Committee to review our executive compensation program and assess our program relative to our performance and the market. Meridian attends Committee meetings as requested and participates in general discussions regarding executive compensation matters. While the Committee considers input from Meridian, the Committee’s decisions are a reflection of many factors and considerations. Management works with Meridian at the direction of the Committee to develop materials and analyses that are critical to the Committee’s evaluations and determinations. Such materials include competitive market assessments of NEO compensation and guidance on regulatory and legal developments. Meridian also helps the Committee to identify an appropriate peer group and annually provides the Committee with comparative financial information for the peer group to establish and certify award levels under the Company’s incentive compensation program.

Meridian periodically meets with the Chair of the Committee and with members of the Committee in executive session (without management personnel present) to discuss compensation matters. Meridian does not provide other significant services to the Company and has no direct or indirect business relationships with the Company or its affiliates. The Compensation Committee has considered Meridian’s independence for the 2014 fiscal year and whether its work raised conflicts of interest under the recently adopted NYSE listing standards. Considering these factors, the Committee determined that the work performed by Meridian does not create any conflict of interest and that Meridian is independent of the Company’s management.

EXECUTIVE COMPENSATION

➢ Benchmarking and Peer Group Analysis

A critical element of our compensation philosophy, and a reference for compensation decisions for our executive team, is a comparative analysis of our pay and financial performance relative to a peer group of similarly sized, publicly traded financial institutions. We seek to ensure proper alignment between our performance and compensation relative to our peers, and to attract and retain top talent by providing competitive and appropriate compensation. To monitor our programs and decisions, we annually benchmark our performance against that of our peers to assess the reasonableness of our compensation, ensure proper pay-for-performance alignment, and to establish total compensation opportunities for our named executive officers. Our peer group is selected with the assistance of our independent compensation consultant based on objective criteria. In selecting these companies for inclusion in our peer group, we consider factors such as their business mix, how they compare to the Company in terms of asset size, revenue, market capitalization, and their status as a competitor for customers, executive talent, and investment capital. The 14 financial institutions included in our 2014 peer group are as follows:

Associated Banc-Corp (WI) BOK Financial Corp. (OK) City National Corp. (CA) Comerica Inc. (TX) Cullen/Frost Bankers, Inc. (TX) FirstMerit Corporation (OH) First Niagara Financial Group (NY)	Huntington Bancshares Inc. (OH) KeyCorp (OH) M&T Bank Corp. (NY) Northern Trust Corp. (IL) Peoples United Financial, Inc. (CT) Synovus Financial Corp. (GA) Zions Bancorporation (UT)

Performance at target delivers pay at or near the median of the peer group. High relative performance pay requires pay well above the median for the peer group.

The peer group is reviewed and updated annually and changes periodically as a result of the Company’s growth, industry consolidation, and changes in a peer company’s business focus or condition. The 2014 peer group had a median asset size of approximately $35.4 billion, positioning the Company, based on total assets of $46.7 billion as of fiscal year-end 2013, conservatively at the 58th percentile.

In 2015, our peer group will expand to 20 companies, reflecting changes in the number of institutions in our asset range. With respect to the expanded peer group, we are conservatively positioned at the 61st percentile with $48.6 billion in assets as of fiscal year-end 2014 compared to a median of $36 billion for the peer group.

EXECUTIVE COMPENSATION

D. ELEMENTS OF COMPENSATION

➢ Introduction

Our executives participate in a competitive compensation program that emphasizes pay for performance and the creation of shareholder value. The elements of our program, the specific objectives for each element and a summary of how we implemented each element, in 2014 are summarized in the table below:

Compensation Element	Objective		Implementation

Base Salary	✓	Provides each executive with fixed compensation	Base salary is subject to annual review based on the Compensation Committee’s assessment of the executive’s individual performance and a competitive review of peer group practices. The Committee authorized base salary increases averaging 8.6% after considering the performance of each executive and his contribution to our 2014 results.
	✓	Reflects the executive’s position and responsibilities, market dynamics, and our overall pay structure

Short-Term Incentives	✓	Provide market-competitive variable opportunities that reward executive performance on financial measures consistent with our historic business model	For 2014, the short-term incentive program considered our performance with respect to four metrics (see, – 2014 Performance Measures, page 29) relative to our peer group. In 2014, target short-term incentive opportunities ranged from 70% to 125% of base salary.
	✓	Are consistent with our pay-for-performance philosophy

Long-Term Incentives	✓	Provide an incentive for our executives to create shareholder value over the long-term, consistent with our pay-for-performance philosophy.	For 2014, the long-term incentive program considered our performance with respect to four metrics (see, – 2014 Performance Measures, page 29) relative to our peer group. In 2014, target long-term incentive opportunities ranged from 100% to 200% of base salary.
	✓	Provide for a meaningful portion of compensation to be paid in stock.
	✓	Aligns the interest of our executives with shareholders by awarding equity in the Company
	✓	Provide our executives with a market-competitive program
	✓	Provide a significant retention incentive by incorporating an extended vesting period

Retirement Benefits	✓	Calls for participation in the same tax-qualified benefit plans as our rank-and-file employees to provide our executives with additional income after retirement	Our retirement program consists of our ESOP, which is funded with an annual Company contribution determined on a uniform basis for all employees as a percentage of eligible compensation (approximately 5.2% in 2014), and our 401(k) plan, which is funded entirely by employee contributions. Our defined benefit pension plan was frozen in 1999, and our executives no longer accrue benefits under the plan. We do not provide our executives with supplemental retirement benefits, such as defined benefit or defined contribution excess benefit plans, that would require us to accrue benefits on an annual basis.

Perquisites	✓	Limits perquisites so that they represent a minor portion of the overall annual compensation of our NEOs	Perquisites are specifically targeted to items that help the executive fulfill the requirements of his position.
Employment Agreements	✓	Help to ensure the continued availability of our NEOs in key positions.

Our current NEO employment agreements have been in place without amendment since 2006. The agreements contain “double trigger” change-in-control protection (i.e., a change in control followed by the executive’s termination in specified circumstances). (See, – Other Executive Benefits, page 31 for additional details on the terms of these agreements). Although our legacy agreements indemnify our executives for liabilities related to the “golden parachute” excise taxes, the Compensation Committee has determined that any new agreements will not contain such indemnification.

	✓	Establish market-competitive terms and conditions for the continuing employment of our NEOs, including severance benefits that reflect prevailing practices among our peers
	✓	Assist with an orderly transition of management if a change in control of the Company were to occur.

EXECUTIVE COMPENSATION

➢ 2014 Executive Compensation Programs and Decisions

Our executive compensation process begins early in the year when the Committee, in consultation with our independent compensation consultant and other advisors, determines the specific components of executive compensation and establishes a target pay mix for each NEO for the upcoming year. During this period, the Committee identifies and selects the applicable performance metrics for our short-term and long-term incentive programs. Our compensation program consists of three primary components: (i) base salary, (ii) cash-based, short-term incentive awards, and (iii) equity-based, long-term incentive awards. The balance we achieved among these components in 2014 was consistent with the objectives of our compensation philosophy to have the largest portion of our executives’ compensation variable and dependent on the Company’s financial performance. For our CEO, the Committee set a target pay mix that included 76% of his total compensation based on performance. In 2014, the Compensation Committee set the target pay mix as follows:

	Base Salary	Short-Term Performance- Based Cash Incentives	Long-Term Performance- Based Equity Incentives

Chief Executive Officer	24%	28.5%	47.5%

Chief Operating Officer	32%	28.5%	39.5%

Other Named Executive Officers (average)	37%	26%	37%

➢ Base Salary

Our named executive officers receive base salaries at levels that reflect the nature, scope, and complexity of their specific positions. The salaries of our named executive officers are reviewed annually to reflect their performance, ongoing contributions, and competitive market practice. Pay increases are considered annually but made periodically based on the Committee’s assessment of executive performance. Base salaries reflect the “fixed” portion of our total compensation and a reference point for targeting incentive compensation opportunities. As part of our salary review process, we obtain peer group information from our independent compensation consultant to help provide context for our decisions.

➢ Base Salary Adjustments Related to 2014 Performance

Consistent with past practice, the Compensation reviewed the base salary levels of our NEOs in March 2015 based on an assessment of each officer’s 2014 individual performance, his role and his contribution to the Company’s performance. The Committee authorized increases for each NEO based on an assessment of his performance, the role of each officer in the Company’s senior management team, and the significant and continuing contributions of each officer to the success of the Company. The table below provides details on adjustments to the base salaries of our CEO and the other NEOs in 2014:

NEO	2014 Base Salary	2015 Base Salary	% change

Mr. Ficalora	$1,350,000	$1,400,000	3.7%

Mr. Wann	$950,000	$1,050,000	10.5%

Mr. Cangemi	$750,000	$825,000	10.0%

Mr. Carpenter	$675,000	$750,000	11.1%

Mr. Pinto	$510,000	$550,000	7.8%

➢ Incentive Compensation

Our incentive compensation program has two components: (i) a short-term performance-based award opportunity that is paid in cash and (ii) a long-term performance-based award opportunity that is settled with shares of restricted stock and includes significant vesting conditions. Awards under each component of the program depend on our financial performance, as measured by reference to specific financial metrics, relative to the financial performance of our peer group. The Committee selected this approach, rather than relying on our performance with respect to a specific financial target(s), in the belief that an evaluation of our performance relative to our peers best captures the dynamic of

EXECUTIVE COMPENSATION

our business model and provides a more valid assessment of how the Company performs through business cycles. It also provides our shareholders with a comparative view of how the Company performs relative to other similarly sized institutions.

The development of both the short-term and long-term incentive programs begins with the Compensation Committee’s designation in March of each year of the financial metrics that will apply under each program for the current year. After identifying the applicable metrics, the Committee sets a range of annual performance targets that link our performance, expressed on a percentile ranking basis, to the performance of our peers at minimum, target, and maximum levels. Specifically, the minimum, target, and maximum levels reflect the Company’s average percentile ranking across all of the selected metrics.

Historically, our approach has been to use the same financial metrics for both the short-term and long-term incentive programs and the same performance period (the current fiscal year) for both programs. The rationale for this approach has reflected the Committee’s belief that the metrics we select provide very specific feedback on progress toward the execution of our unique business model. We believe the granting of this stock component of pay, coupled with an extended vesting period of five years, reinforces our goal to align our executives with shareholders through payment in stock while creating a meaningful retention incentive for our key personnel that helps promote long-term consistency in our financial results. As noted above, however, our approach will be change in response to the 2014 Say on Pay results and our shareholder engagement process. See, the discussion under – 2015 – Looking Ahead for details on the 2015 changes to our incentive compensation program.

Each executive has a range of award opportunities, expressed as a percentage of current year base salary, that reflect performance at minimum, target, and maximum levels. At a meeting in March of the following year, the Committee certifies the Company’s level of performance during the prior year relative to the performance of each peer group company with respect to each designated financial metric. The certified level of performance is then correlated to the range of award opportunities for each executive to determine actual awards, taking into account the Committee’s exercise of negative discretion and interpolation between award levels. No awards are provided for performance below the minimum performance level and actual awards cannot exceed the maximum award opportunity.

EXECUTIVE COMPENSATION

➢ 2014 Performance Measures

The Compensation Committee reviews and confirms the financial metrics, and the performance targets, we use to determine eligibility for awards under our short-term and long-term incentive programs. The following table identifies the financial metrics we used in 2014 for our short-term and long-term incentive programs and provides our rationale for the use of each metric in the context of our strategic plan. Please refer to page 19 for a discussion of changes in our incentive plan design that affect how we will use these metrics in 2015 and later years.

Performance Metric	How We Define It	Why We Use It

Return on Average Assets	Net income as a percentage of average assets	Shows the profitability of our assets by measuring how effectively management is deploying our assets to generate a positive return. We believe that ROAA is a strong predictor of shareholder return over time.

Efficiency Ratio	Non-interest expense before foreclosed property expense, amortization of intangibles and goodwill impairments as a percentage of net interest income and non-interest revenues, excluding gains from securities sales and non-recurring items	Shows how effectively we manage our expenses and use our resources to create revenue. We believe efficient use of our resources, particularly given our acquisition strategy, is a significant competitive advantage.

Net Charge-offs as a Percentage of Average Loans and Leases	Loans and leases charged off, net of recoveries, as a percentage of average loans, net of average guaranteed loans and leases	Provides a solid measure of our loan quality and the effectiveness of our risk management controls. As a highly regulated business, having a strong credit culture minimizes risk to our business and shareholder value.

Tier 1 Capital Ratio	Tier 1 Capital as a percentage of total risk-adjusted assets	A critical regulatory requirement of large banking organizations, this measure demonstrates our financial strength and ability to continue to sustain our high performance during varied economic cycles, support our acquisition strategy, and deliver shareholder dividends.

The Committee calculates the Company’s rank for each performance measure relative to the peer group. The average of the ranks is then assessed to determine the potential funding of the incentive awards. Performance at the median would result in funding a potential target award while performance above 75th percentile funds the maximum award. Performance at threshold or the 25th percentile funds a reduced incentive opportunity of 50% of target. Although the average percentile ranking establishes the executive’s award opportunity, underperformance with respect to one or more metrics would be considered by the Committee in the exercise of negative discretion to determine actual awards.

EXECUTIVE COMPENSATION

➢ 2014 Incentive Award Opportunities

Award opportunities under our 2014 short-term and long-term incentive programs are set by the Compensation Committee based on competitive market practices and are defined as a percentage of each executive’s base salary at the beginning of the year. All short-term incentive awards are paid in cash. All Long-Term Incentive awards are settled in shares of restricted stock based on the closing price of our stock on the date the Committee determines the actual awards, but vest 20% per year over the five successive years. The following tables show the award opportunities established by the Compensation Committee for our CEO and NEOs under our 2014 short-term and long-term incentive compensation programs:

2014 Short-Term Incentive Compensation Award Opportunities (As % of Base Salary)

Executive	Threshold	Target	Maximum

Mr. Ficalora	31.25%	125%	187.5%

Mr. Wann	22.5%	90%	135%

Mr. Cangemi	17.5%	90%	105%

Mr. Carpenter	17.5%	70%	105%

Mr. Pinto	17.5%	70%	105%

2014 Long-Term Incentive Compensation Award Opportunities (As % of Base Salary)

Executive	Threshold	Target	Maximum

Mr. Ficalora	50%	200%	300%

Mr. Wann	31.25%	125%	187.5%

Mr. Cangemi	25%	100%	150%

Mr. Carpenter	25%	100%	150%

Mr. Pinto	25%	100%	150%

➢ 2014 Performance Results and Actual Awards

The following table indicates the Company’s actual performance level with respect to each metric and the percentile ranking for each metric relative to the peer group:

2014 Performance Metric	2014 Actual Performance	2014 Percentile Ranking Relative to Peer Group

Return on Average Assets	1.01%	71st

Efficiency Ratio	43.16%	100th

Net Charge-Offs as a Percentage of Average Loans/Leases	0.01%	86th

Tier 1 Capital Ratio	12.30%	64th

We ranked at the 86th percentile on average across the four metrics we used to determine awards. As a result, our executives were eligible to receive awards at the maximum award opportunity under the short-term Incentive program and the long-term Incentive program. Recognizing the Company’s consistently superior performance relative to its peers, the Compensation Committee authorized awards slightly below the maximum award opportunity under each program. The restricted stock awards under the long-term Incentive program were granted subject to five-year vesting. For specific information on the actual grants, see the Executive Compensation Tables – Summary Compensation Table and the related tables detailing the actual 2014 awards.

EXECUTIVE COMPENSATION

➢Other Executive Benefits

☐	Employment Agreements and Change in Control Benefits

All of our named executive officers are covered by employment agreements providing specified severance benefits and benefit continuation in the event of their termination without cause or for good reason, disability, and after a change in control. The current agreements, which are identical in form, have been in place since 2006, without modification. No severance benefits are payable if the executive is terminated for cause or upon the executive’s voluntary resignation without good reason (as defined in the agreement). In the change-in-control context, the agreements are “double trigger”, requiring both the occurrence of a change in control and the executive’s involuntary termination of employment or constructive termination for good reason. The agreements also provide the executive with indemnification against tax liabilities arising under the “golden parachute” provisions of federal tax law. For additional information regarding the terms of these employment agreements, see the section headed Executive Compensation Tables –Potential Post-Termination Payments and Benefits.

For several years, the Committee, with management support, has followed a policy that all new employment agreements must reflect the following terms: (i) “double trigger” change in control benefits and (ii) no indemnification for golden parachute excise tax liabilities. The prohibition on indemnification for golden parachute liabilities has not been applied to the legacy agreements maintained with our NEOs. Given the long duration of the agreements and the reasonable expectation of our NEOs that the agreements would remain in place, the Committee has decided to retain the agreements in their present form. In addition, the Committee believes that the retention of these agreements (i) will help retain the NEOs and facilitate an orderly transition during a change in control, (ii) will provide the NEOs with financial protection so they will continue to act in the best interests of the Company during the change in control process, and (iii) reflect an important element of a competitive compensation package for the NEOs.

☐	Retirement Benefits; Employee Welfare Benefits

Our principal retirement savings vehicle is our tax-qualified Employee Stock Ownership Plan (the “ESOP”). Since our initial public offering in 1993, the ESOP has been the primary source of retirement savings for all our employees, including our named executive officers. The ESOP has also fostered a strong sense among our employees that they are owners with a vested interest in the success of the Company. We also offer our employees a 401(k) plan that enables them to supplement their retirement savings with elective deferral contributions.

Certain NEOs are entitled to benefits at retirement under our tax-qualified, defined benefit pension plan and a related non-qualified excess benefits plan, both of which were frozen in 1999 and, following which, no additional benefits were accrued.

Certain of our named executive officers participate in a supplemental retirement benefits plan that was established at the time of our initial public offering to provide benefits with respect to the ESOP that cannot be allocated as a result of applicable Internal Revenue Code limits. Although this plan was frozen in 1999, the plan would provide a restoration benefit to the participants in the event of a change in control. We do not currently offer our named executive officers any active supplemental executive retirement benefits or other non-qualified deferred compensation programs. For additional information regarding the supplemental retirement benefits plan, please see the section headed Executive Compensation Tables – Potential Post-Termination Payments and Benefits.

In addition to retirement programs, we provide our employees, including our named executive officers, with coverage under medical, dental, life insurance, and disability plans on terms consistent with industry practice. We also provide employees with access to a Section 125 Plan to pay their share of the cost of such coverage on a pre-tax basis.

☐	Perquisites

We provide our named executive officers with limited perquisites to further their ability to promote the business interests of the Company in our markets and to reflect competitive practices for similarly situated officers employed by our peers. The perquisites are reviewed periodically by the Compensation Committee and adjusted as necessary.

E. OTHER CONSIDERATIONS

➢Risk Management and Our Compensation Programs

A central tenet of our compensation philosophy is to provide incentives that are consistent with prudent risk management while recognizing that some level of risk is inherent in the operation of our business. Our approach to risk management takes as a starting point the guidelines established by federal bank regulators in 2010:

•	Incentive compensation should balance risk and financial results in a manner that does not provide incentives for excessive risk taking.

EXECUTIVE COMPENSATION

•	Risk management processes and internal controls should reinforce and support the development of balanced incentive compensation arrangements.

•	Banks should have strong and effective corporate governance to help ensure sound compensation practices.

Our Compensation Committee monitors our incentive compensation programs on an annual basis to ensure that the programs reflect a balanced mix of incentives that discourage unnecessary or excessive risk taking by our management team and by employees throughout the organization. In addition, our incentive compensation programs are reviewed by the Risk Management Committee. An important element of our risk management process is the identification of the extent of the Company’s risk appetite, which establishes the baseline for the design of our incentive programs. For our senior management, this approach has resulted in a program that incorporates performance measures that reflect an inherent sensitivity to risk, and defers a significant portion of the executive’s annual compensation to future years. We maintain a comprehensive risk management process and strong internal controls to manage risks arising out of our incentive compensation program.

We do not believe that the risks arising out of our incentive compensation programs are reasonably likely to have a material adverse effect on the Company. We believe our programs are balanced and do not encourage excessive risk taking by the participants that could threaten the value of the Company. This determination is based on our consideration of (i) the Board’s role in establishing the Company’s risk appetite, (ii) the extensive controls we place on our business operations, and (iii) the nature of the specific incentive plans and programs we maintain for our employees.

➢Stock Ownership Requirements

Our executive officers have, for many years, held stock in the Company at levels that are far in excess of any stock ownership guidelines that would be considered best practice. The table below illustrates the value of the shares held by each executive (as a multiple of base salary) as of April 2015:

Executive	Multiple of Salary
Mr. Ficalora	72x
Mr. Wann	32x
Mr. Cangemi	22x
Mr. Carpenter	12x
Mr. Pinto	12x

Although we have always supported strong stock ownership holdings, based on shareholder feedback, we adopted formal share ownership guidelines in 2015 for our officers and directors to affirm our commitment to stock ownership and retention as a central element of our compensation philosophy. A summary of our policy, and the status of our officers and directors under the policy, is provided below:

Position	Stock Ownership Guidelines	Compliance Status

CEO	6x base salary	In compliance
Other Named Executive Officers	4x base salary	In compliance
Non-Employee Directors	5x times annual cash retainer	All non-employee directors are either in compliance or within the 5-year phase-in period applicable to new directors

Under the stock ownership policy, officers and directors have five years from the point of initial service to meet the ownership guidelines. We count awards under our equity compensation program, stock allocated through our ESOP, and shares acquired through our 401(k) plan toward the ownership guidelines. The Compensation Committee is charged with maintaining compliance with the stock ownership guidelines.

EXECUTIVE COMPENSATION

➢Recoupment of Incentive Compensation

It has long been our practice to review past incentive compensation awards in light of any material restatement of our financial results. The Compensation Committee always planned to adopt a clawback policy in compliance with the Dodd-Frank Act. Given the significant delay in final rules, we understand that shareholders prefer that companies adopt an interim policy. As a result, the Compensation Committee adopted a formal recoupment or “clawback” policy in 2015 that applies to both annual and long-term incentive awards made to our executive officers. Under our policy, the Company may recover or forfeit previously paid or awarded incentive compensation if the Compensation Committee determines that such compensation was paid on the basis of materially inaccurate financial metrics or financial statements or if such compensation is attributable to actions on the part of an executive that result in, or are reasonably expected to expose the Company to, material actual or potential risk.

➢Hedging and Pledging of Company Stock

In 2015, we adopted a formal policy that prohibits our directors and officers from hedging the value of our stock. The policy bars the purchase and sale or puts, calls, options or other derivative securities based on Company stock, or other transactions related to the monetization of the value of our stock. In addition, officers and directors are not allowed to pledge Company stock as collateral or acquire Company stock on margin. Certain pledging transactions entered into prior to the adoption of this policy were grandfathered under the policy for the duration of the pledge obligation.

➢Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption, and on an annual basis, to ensure that we understand the financial impact of each program on the Company. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.

To the greatest extent possible, it is our intent to structure our compensation programs in a tax-efficient manner. As currently structured and approved, our incentive programs meet the requirements of performance-based pay pursuant to the Internal Revenue Code Section 162(m). However, the Compensation Committee has the discretion to provide our executives with non-deductible forms of compensation.

➢Equity Compensation Grant and Award Practices

Our named executive officers and other senior officers are typically considered for equity compensation awards only in connection with our long-term incentive compensation program. The awards are generally made in March of each year based on the Compensation Committee’s evaluation of the Company’s performance relative to the financial performance objectives established for the prior year. However, grants or awards may be made at other times during the year based on specific circumstances such as a new hire, a specific contractual commitment, or a change in position or responsibility. As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material non-public information, including with respect to the determination of grant dates. Similarly, the Company has never timed the release of material non-public information with the purpose or intent of affecting the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material non-public information such as earnings releases or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to the timing of disclosure. The Company has not granted stock options in recent years. However, in prior periods, we set the exercise price of stock options as of the date of Committee action by reference to the applicable provisions of our equity compensation plans.

II. COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis, which is required by the rules established by the SEC, and has discussed it with management. Based on this review and the Committee’s discussions, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Maureen E. Clancy, Chair

Hanif “Wally” Dahya

Max L. Kupferberg

Michael J. Levine

EXECUTIVE COMPENSATION TABLES

III. EXECUTIVE COMPENSATION TABLES

➢ Summary Compensation Table

The following information is furnished for the Company’s principal executive officer, principal financial officer and the next three highest compensated executive officers of the Company (the “named executive officers” or “NEOs”) for the 2014 fiscal year:

Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation (3) ($)	Total Compensation ($)

Joseph R. Ficalora	2014	1,350,000	3,899,998	2,500,000	3,484,807	11,234,805
President and	2013	1,250,000	3,750,000	2,300,000	2,462,622	9,762,622
Chief Executive Officer	2012	1,250,000	3,641,301	2,200,000	1,683,813	8,775,114
Robert Wann	2014	950,000	1,721,977	1,275,000	1,478,786	5,425,763
Senior Executive Vice President	2013	875,000	1,640,991	1,100,000	1,111,066	4,727,057
and Chief Operating Officer	2012	800,000	1,460,006	1,000,000	757,526	4,017,532
Thomas R. Cangemi	2014	750,000	1,099,995	775,000	1,067,221	3,692,216
Senior Executive Vice President	2013	700,000	1,049,995	700,000	861,351	3,311,346
and Chief Financial Officer	2012	650,000	950,002	660,000	520,042	2,780,044
James J. Carpenter	2014	675,000	999,995	700,000	924,111	3,299,106
Senior Executive Vice President	2013	600,000	899,991	625,000	721,451	2,846,442
and Chief Lending Officer	2012	550,000	800,012	570,000	437,272	2,357,284
John J. Pinto	2014	510,000	750,004	525,000	584,732	2,369,736
Executive Vice President and	2013	480,000	719,999	475,000	408,760	2,083,759
Chief Accounting Officer	2012	450,000	650,008	450,000	267,094	1,817,102

(1)	Represents an award for 2014 performance under the Company’s long-term incentive compensation program. In accordance with SEC disclosure requirements for equity compensation, the reported amount represents the full grant date (March 19, 2015) fair value of each award calculated in accordance with FASB ASC Topic 718. Please refer to Note 13 to the our financial statements in our annual reports for the years ended December 31, 2014, 2013 and 2012 for additional discussion on the determination of these values. All 2014 awards were made in the form of restricted stock vesting in equal installments over a five-year period. See Compensation Discussion and Analysis and the – Grants of Plan-Based Awards table for additional information concerning the 2014 awards.
(2)	Represents an award for 2014 performance under the Company’s short-term incentive compensation program. See the Compensation Discussion and Analysis and the – Grants of Plan-Based Awards table for additional information concerning the 2014 awards.
(3)	The following table sets forth the components of the All Other Compensation column in 2014:

Executive	Dividends on Unvested Restricted Stock ($)	Tax Reimbursement(a) ($)	Life Insurance Imputed Income ($)	Annual ESOP Allocation (b) ($)	Total ($)

Mr. Ficalora	634,304	2,762,793	74,229	13,481	3,484,807
Mr. Wann	264,826	1,177,843	22,636	13,481	1,478,786
Mr. Cangemi	185,519	863,587	4,634	13,481	1,067,221
Mr. Carpenter	159,961	744,696	5,973	13,481	924,111
Mr. Pinto	122,621	446,006	2,624	13,481	584,732

(a)	Each named executive officer received a payment authorized by the Compensation Committee to assist the officer with tax obligations related to the vesting of restricted stock awarded in prior years under the Company’s long-term incentive program. The payment was intended to encourage each officer to maximize his retention of Company stock. The Company has eliminated tax reimbursement benefits related to equity vesting beginning with awards made in connection with our 2015 long-term incentive program. Please refer to the Compensation Discussion and Analysis for additional information.
(b)	The value of the ESOP benefit is based on the $16.00 per share closing price of the Common Stock on December 31, 2014.

EXECUTIVE COMPENSATION TABLES

➢ Grants of Plan-Based Awards

The following table provides information concerning the 2014 award opportunities for the named executive officers under the Company’s non-equity and equity incentive plans:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock Awards (3) ($)
Executive	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Mr. Ficalora	422,000	1,688,000	2,531,000	675,000	2,700,000	4,050,000	3,899,998
Mr. Wann	214,000	855,000	1,283,000	297,000	1,188,000	1,781,000	1,721,977
Mr. Cangemi	131,000	535,000	788,000	188,000	750,000	1,125,000	1,099,995
Mr. Carpenter	118,000	473,000	709,000	169,000	675,000	1,013,000	999,995
Mr. Pinto	89,000	357,000	536,000	128,000	510,000	765,000	750,004

(1)	Represents 2014 award opportunity levels under the Company’s cash-based, short-term incentive program. In 2014, the named executive officers were eligible for awards at the maximum level based on the performance of the Company. Actual awards were made at levels slightly below the maximum level. The awards were made on March 17, 2014. See Compensation Discussion and Analysis for additional information on the 2014 annual incentive compensation program.
(2)	Represents 2014 award opportunity levels under the Company’s equity-based, long-term incentive plan. In 2014, the named executive officers were eligible for awards at the maximum level based on the performance of the Company. Actual awards were made at levels slightly below the maximum level. See, Compensation Discussion and Analysis for additional information on the 2014 long-term incentive program.
(3)	Represents the grant date fair value of the 2014 long-term incentive plan awards determined in accordance with FASB ASC Topic 718. The awards were made on March 19, 2014 in the form of restricted stock grants that will vest in equal installments over a five-year vesting period.

➢ Stock Vested

The following table provides information concerning restricted stock vesting for the named executive officers during the 2014 fiscal year:

	Restricted Stock Vesting

Executive	Shares Acquired on Vesting	Value Realized on Vesting ($) (1)
Mr. Ficalora	176,925	2,835,623
Mr. Wann	76,832	1,229,581
Mr. Cangemi	56,893	910,036
Mr. Carpenter	49,839	796,996
Mr. Pinto	35,032	560,667

(1)	Represents the aggregate value realized in 2014 on the vesting of previously awarded shares of restricted stock based on the value of the Company’s stock on the applicable vesting dates (March 13, March 19, March 25, March 31, and April 28, 2014). The value realized by the executive upon vesting is also the amount realized by the executive as 2014 taxable income.

EXECUTIVE COMPENSATION TABLES

➢ Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding stock options and outstanding restricted stock awards held by the named executive officers as of December 31, 2014.

Executive	Number of Securities Underlying Exercisable Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested ($)(1)

Mr. Ficalora	—	—	—	647,659	10,362,544
Mr. Wann	—	—	—	270,818	4,333,088
Mr. Cangemi	—	—	—	187,420	2,998,720
Mr. Carpenter	—	—	—	161,322	2,581,152
Mr. Pinto	20,000	18.17	4/5/2015	124,920	1,998,720

(1)	Based on the $16.00 per share closing price of the Common Stock on December 31, 2014

➢ Pension Benefits

The following table provides certain information, as of December 31, 2014, with respect to each pension plan that provides for payments or other benefits to the named executive officers at retirement:(1)

Executive	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)

Mr. Ficalora	Supplemental Retirement Plan	33	3,740,026
Mr. Wann	Retirement Plan	17	637,663
	Supplemental Retirement Plan	17	169,223
Mr. Cangemi	Retirement Plan	0.4	8,797
Mr. Carpenter	Retirement Plan	9	166,719
Mr. Pinto	Retirement Plan	—	—

(1)	The Company sponsors a tax-qualified defined benefit pension plan, the Retirement Plan, and the related Supplemental Retirement Plan, both of which were frozen as to future benefit accruals in 1999. Subsequent to the plan freeze, the similarly frozen pension plans of financial institutions acquired by the Company were merged into the Company’s frozen plan. The indicated benefit represents the present value of the executive’s accumulated benefit as of the date the plans were frozen. All amounts accrued by the Company with respect to the Plans subsequent to the freeze date reflect the effect of actuarial adjustments and do not increase the Executive’s benefit level and do not represent an item of current compensation. In 2014, the present value of the accumulated benefit under each plan increased as a result of mandated changes in the applicable mortality tables and interest rate assumptions used to compute present value amounts. Mr. Pinto did not participate in either plan. Mr. Ficalora received an in-service distribution of his Retirement Plan benefit in 2009.

EXECUTIVE COMPENSATION TABLES

➢ Non-Qualified Defined Contribution Plan Benefits

The following table represents the value of the executive’s account balance at December 31, 2014 under certain ESOP-related provisions of the Company’s Supplemental Executive Retirement Plan:

Executive	Value of Aggregate Balance at Last Fiscal Year-End(1) ($)

Mr. Ficalora	14,342,928
Mr. Wann	3,739,008

(1)	The plan, which was frozen as to annual allocations in 1999, credited the executive with shares of the Common Stock that could not be allocated to them directly under the Company’s ESOP as a result of applicable federal tax limitations. The frozen plan is the only non-qualified deferred compensation plan maintained by the Company for its executives. A change in control-related ESOP benefit was retained for certain officers. No annual allocations have been made since 1999. Messrs. Ficalora and Wann have 896,433 and 233,688 shares, respectively, allocated to their accounts under the frozen plan. Messrs. Cangemi, Carpenter, and Pinto did not participate in the plan prior to the freezing of annual allocations. The value presented is based on the closing price of $16.00 for the Common Stock on December 31, 2014. The share totals reflect the cumulative effect of nine stock splits in the form of stock dividends since the Company’s 1993 initial public offering and also include shares credited as a result of dividend reinvestment. For additional information regarding the plan, see – Potential Post-Termination Payments and Benefits below.

➢ Potential Post-Termination Payments and Benefits

☐	Severance Under Employment Agreements

The Company has entered into employment agreements with each of the named executive officers. The agreements, which are identical in form and have been in place without modification since 2006, provide for an initial three-year term and daily extensions so that the contract term is always three years from the then-current date, unless either party provides written notice of non-renewal or termination, at which time the expiration date becomes fixed at three years from the date of notice or termination. The employment agreements also provide for the payment and annual review of base salary, the provision of employee benefits applicable to executive personnel, and eligibility to participate in incentive and stock-based compensation programs. The employment agreements allow the Company to terminate the executive’s employment for cause, as defined in, and subject to, procedures outlined in the agreements. The executive receives no further payments or benefits under his agreement following a termination for cause. Upon the executive’s voluntary termination or death, the executive or his estate would receive only his base salary and other compensation or benefits earned through the date of termination.

Under the agreements, the Company has the right to terminate the executive’s employment if he becomes disabled. Upon the executive’s termination of employment by reason of his disability, the executive’s full base salary would be continued through the date the executive begins to receive benefits under the Company’s long-term disability program. When the executive begins to receive long-term disability benefits, the Company is obligated to (i) continue paying the executive the difference between 60 percent of his base salary and the long-term disability benefit, and (ii) continue the executive’s employee benefits through the date the agreement would have otherwise expired. The amount shown in the tables that follow represents the undiscounted aggregate benefit of 100% base salary continuation for six months after termination by reason of disability and 60 percent base salary continuation for an additional 30 months reduced by the maximum annual long-term disability payments under the Company’s disability plan ($180,000).

Each executive may also terminate employment under the agreements for good reason (i.e., under circumstances outlined in the agreement and equivalent to constructive termination), and the Company may also terminate the executive without cause. Upon termination for good reason or termination without cause, the executive receives a lump sum benefit equal to the sum of base salary and other compensation earned through the termination date, plus the executive’s pro rata share of his annual incentive compensation for the year of termination determined by reference to the highest annual aggregate annual amounts of bonuses or other cash incentive compensation paid to the executive in any of the three calendar years preceding termination of employment. The executive also becomes entitled to a lump sum payment equal to the sum of (i) three times the highest total compensation paid to the executive during the three preceding years, including bonuses, cash, and stock compensation, and other amounts reported on the executive’s Form W-2 (but excluding income realized from the exercise or disqualifying disposition of stock options); and (ii) three times the average amount contributed by or allocated to the executive under all tax-qualified benefit plans during the three preceding years. The executive also receives continued medical, dental, and life insurance benefits for a period of thirty-six months following termination of employment. In addition, if the executive’s termination of employment for good reason or without cause occurs on or after the effective date of a change in control, as defined in the agreement, all stock awards and stock options will accelerate and vest in full as of the executive’s termination date.

EXECUTIVE COMPENSATION TABLES

If the executive terminates employment due to disability or death within one year after the occurrence of a change in control or within one year after the commencement of preliminary steps leading to an eventual change of control, with the actual change in control taking place within two years after the executive’s termination of employment, the executive or his estate will receive the severance benefits described above, in the same manner as if the executive had terminated employment with good reason.

Section 280G of the Internal Revenue Code of 1986 provides that payments or benefits contingent upon a change in control that equal or exceed three times an executive’s “base amount” (i.e., three times average annual taxable compensation over the five taxable years preceding the change in control) are “excess parachute payments.” Under Section 4999 of the Code, an executive who receives an excess parachute payment is subject to a 20% excise tax on the amount received in excess of the base amount, and the Company is unable to deduct a corresponding amount. In the event that any payments or benefits provided to the executives are subject to the excise tax, the employment agreements provide the executives with indemnification for these excise taxes and any additional income, employment, and excise taxes imposed as a result of the initial indemnification payment.

➢ Potential Payments Upon Termination or Change in Control Table

The following tables provide information on the estimated post-termination payments and benefits available to each executive in the event of their termination of employment as of December 31, 2014 in the indicated circumstances:

	Termination Without Cause or For Good Reason ($)	Disability ($)	Code Section 4999 Indemnification(1) ($)

Joseph R. Ficalora
Cash severance	23,424,412	3,600,000	21,777,454
In-kind benefits	42,212	42,212
Robert Wann
Cash severance	11,580,193	2,400,000	8,288,003
In-kind benefits	42,212	42,212
Thomas R. Cangemi
Cash severance	8,682,615	1,800,000	5,484,349
In-kind benefits	64,470	64,470
James J. Carpenter
Cash severance	7,842,886	1,575,000	4,284,198
In-kind benefits	42,212	42,212
John J. Pinto
Cash severance	5,197,514	1,080,000	3,081,219
In-kind benefits	62,887	62,887

(1)	The tax indemnification payment applies only in the context of the executive’s involuntary termination of employment or voluntary termination for good reason following a change in control of the Company and only if the executive’s severance payments and benefits, when aggregated with other payments and benefits made or provided in connection with the change in control, results in an excess parachute payment under Section 280G. The calculation of the indemnification payment reflected in the table above takes into account possible excess parachute payments triggered under plans or arrangements other than the employment agreements, including the accelerated vesting of restricted stock awards and other payments triggered solely by the occurrence of a change in control.

☐	Accelerated Vesting of Restricted Stock Awards

In the event of death, disability, or upon the occurrence of a change in control of the Company (as defined in our 2012 Stock Incentive Plan), all unvested shares of restricted stock held by our named executive officers would vest. However, vesting does not accelerate if, absent a change in control, the executive’s employment is terminated by the

EXECUTIVE COMPENSATION TABLES

Company without cause (as defined in the executive’s employment agreement) or if the executive terminates employment voluntarily with good reason (as defined in the executive’s employment agreement). In addition, vesting does not accelerate if the executive’s employment is terminated by the Company with cause or if the executive terminates employment voluntarily without good reason. If a triggering event had occurred on December 31, 2014, the value of the shares subject to acceleration (based on a closing price of $16.00) would have been as follows: Mr. Ficalora ($10,362,544); Mr. Wann ($4,333,088); Mr. Cangemi ($2,998,720); Mr. Carpenter ($2,581,152); and Mr. Pinto ($1,998,720).

☐	Supplemental Change-in-Control ESOP Benefit

Since 1993, the Company has maintained a nonqualified supplemental executive retirement plan in connection with the ESOP to provide certain of our officers with benefits that cannot be allocated to them directly through the ESOP as a result of certain limitations under the Internal Revenue Code. The plan was frozen in 1999 with respect to annual excess benefit allocations. Messrs. Ficalora and Wann received annual excess benefit allocations under the plan from 1993 to 1999 and maintain account balances under the plan related to those allocations. See, the – Non-Qualified Defined Contribution Plan Benefits table for additional information. The plan was amended in December 2002 to add Mr. Cangemi as a participant but only with respect to the separate change-in-control provision described below. In the event of a change in control of the Company (as defined in the plan), Messrs. Ficalora, Wann, and Cangemi would be credited with the value of the allocations they would have received under the plan had it been in effect on an annual basis since 1999 (2002 for Mr. Cangemi). The change-in-control benefit would also be adjusted to reflect stock dividends and the reinvestment of cash dividends over the same period. Assuming a change in control had occurred at December 31, 2014, the value of the additional benefits payable under the plan (based on a closing price of $16.00) are estimated to be as follows: Mr. Ficalora ($11,640,624), Mr. Wann ($2,379,475), and Mr. Cangemi ($950,566).

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

All persons standing for election as directors were unanimously nominated by the Nominating and Corporate Governance Committee of the Board of Directors. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

The Board of Directors currently consists of 12 members. All directors presently serve as directors of the Company, the Community Bank, and the Commercial Bank. Directors of the Company Board are elected for staggered terms of three years each, with the term of office of one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified. In 2015, the Board resolved to propose in 2016 that the shareholders approve an amendment to the Company’s certificate of incorporation providing for the annual election of all Board members.

The nominees proposed for election at this year’s Annual Meeting are Maureen E. Clancy, Hanif “Wally” Dahya, Joseph R. Ficalora, and James J. O’Donovan.

The Nominating and Corporate Governance Committee approved, and recommended to the Board of Directors, the director nominees standing for election at the Annual Meeting. All of the nominees proposed for election at the Annual Meeting are current members of the Board, and the Company received no nominations from shareholders for the election of directors to the Board.

In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the Nominating and Corporate Governance Committee of the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. If a nominee is not elected by the requisite vote, he must tender his resignation, and the Board of Directors, through a process managed by the Nominating and Corporate Governance Committee, will decide whether to accept the resignation. It is intended that the shares represented by the enclosed proxy card, if executed, dated, and returned without voting instructions, will be voted “FOR” the election of each of the nominees proposed by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

DIRECTOR QUALIFICATIONS AND BUSINESS EXPERIENCE

The following provides information about each member of the Company’s Board of Directors, including their business experience, and additional information about the specific experience, qualifications, attributes, or skills that led to the Board’s conclusion that each should serve as a director for the Company.

Nominees:

Maureen E. Clancy. Mrs. Clancy is Chief Financial Officer and Owner of Clancy & Clancy Brokerage Ltd., an insurance agency. Mrs. Clancy’s experience with the Company and prior experience serving on the Boards of Roslyn Bancorp, TR Financial Corp., and Roosevelt Savings Bank, combined with her extensive experience in the insurance industry, risk management and leadership skills, knowledge of our market, and sensitivity to the economy, bring valuable insight and individual qualities to our Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Hanif “Wally” Dahya. Mr. Dahya is the Chief Executive Officer of The Y Company LLC, a private investment firm that focuses on emerging-market companies in the information, communications, financial, and environmental services industries. The company also is involved in distressed assets in the emerging markets. Prior to forming The Y Company, Mr. Dahya spent fourteen years on Wall Street, having started his career in investment banking at E.F. Hutton and Co., Inc. Thereafter, Mr. Dahya was Managing Director at L.F. Rothschild Co. Inc., headed the Mortgage-Backed Securities Group at UBS Securities Inc., and was a partner at Sandler O’Neill + Partners L.P. Mr. Dahya is also an independent non-executive director of Spice Digital Limited (f/k/a Cellebrum Technologies Limited) and S i2i Limited, both mobile applications and internet products and services companies. Most recently, Mr. Dahya was elected to serve as an independent director of TerraForm Power, Inc., which owns clean power generation assets for utility, commercial, and residential customers, and was appointed the Chairman of its Board’s Audit Committee.

Mr. Dahya is a graduate of Harvard Business School and attained his undergraduate degree at Loughborough University of Technology in the United Kingdom. With his extensive financial and risk management experience in investments, capital markets, asset and liability management, emerging markets, real estate, and bank and thrift

PROPOSALS TO BE VOTED ON AT THE MEETING

investments, Mr. Dahya provides the Board with valuable insight on these and others matters that are beneficial to the Company in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Joseph R. Ficalora. Mr. Ficalora has been President and Chief Executive Officer and a Director of the Company since its inception on July 20, 1993, and Chief Executive Officer of the Community Bank and the Commercial Bank since January 1, 1994 and December 30, 2005, respectively. On January 1, 2007, Mr. Ficalora was appointed Chairman of the Board of the Company and the Banks, a position he held until December 21, 2010. In addition, Mr. Ficalora has served as President of the Commercial Bank since its inception on December 30, 2005.

Since 1965, when he joined the Community Bank, Mr. Ficalora has held increasingly responsible positions, crossing all lines of its operations. Prior to his appointment to President and Chief Executive Officer in 1994, Mr. Ficalora had served as President and Chief Operating Officer of the Community Bank beginning in October 1989, and previously as Executive Vice President, Comptroller, and Secretary.

A graduate of Pace University with a degree in business and finance, Mr. Ficalora provides leadership to several professional banking organizations. He currently serves as Chairman of the American Bankers Council of the American Bankers Association, and as a member of the American Bankers Association Government Relations Council Administrative Committee. A director of the New York Bankers Association (NYBA) and Chairman of its Metropolitan Area Division, Mr. Ficalora also serves on the Board of Directors of the RSI Retirement Trust, and on the board of an active subsidiary of the Company, Peter B. Cannell & Co., Inc., an investment advisory firm. In addition, Mr. Ficalora serves on the boards of directors of the PSI Board of Pentegra Retirement Services, Inc., New York Hall of Science, New York Presbyterian Hospital, New York Hospital-Queens, Museum of the Moving Image, Queens Chamber of Commerce, and Flushing Cemetery, and on the Advisory Council of the Queens Museum of Art. Mr. Ficalora is a former Vice Chairman of the Federal Home Loan Bank of New York, a former board member of the American Bankers Association, the Thrift Institutions Advisory Council of the Federal Reserve Board in Washington and the Federal Reserve Bank of New York Thrift Institutions Advisory Panel. He is also the former Chairman of the New York State Savings Forum for Operations Audit Control and the former Chairman of the SBLI Fund. In addition, he has previously served as President of the Queens Borough Public Library Foundation and as Chairman of the Board and of the Administrative Committee of the Queens Borough Public Library.

James J. O’Donovan. From October 31, 2003 through January 31, 2005, Mr. O’Donovan served as Senior Executive Vice President and Chief Lending Officer of the Company and New York Community Bank, having previously held the titles of Executive Vice President from 2000 and Senior Vice President from 1987. A senior lending consultant to the Company and the Community Bank since February 1, 2005, Mr. O’Donovan continues to be active in the Company’s lending activities today.

Mr. O’Donovan’s experience as a former executive officer of the Company and as current Chairman of the Mortgage and Real Estate Committee of the Community Bank Board not only brings valuable management and leadership skills, extensive industry knowledge, and business experience to the Board, but also a significant insight in overseeing matters critical to the Company’s lending businesses. Mr. O’Donovan’s experience and contributions advance the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Current Directors:

Dominick Ciampa. Mr. Ciampa is a Partner in the Ciampa Organization, a Queens-based real estate development firm founded in 1975. Mr. Ciampa was appointed Chairman of the Board of the Company and the Banks on December 21, 2010. In addition, Mr. Ciampa served as the President of the Queens Chamber of Commerce from 1989 to 1991. Mr. Ciampa’s combined experience with the Company, and in leading a large commercial real estate development firm with significant ownership interests in our market areas, brings valuable insight to the Board in overseeing a wide range of banking and real estate matters, in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Max L. Kupferberg. Mr. Kupferberg is Chairman of the Board of Kepco, Inc., a manufacturer of electrical equipment. Mr. Kupferberg’s 27 years of experience with the Company, combined with his extensive experience as Chairman of his own company, brings valuable business and leadership skills and financial acumen to the Board in furtherance of the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Michael J. Levine, C.P.A. Mr. Levine is both the President of Norse Realty Group, Inc. and Affiliates and a certified public accountant with the firm Levine & Schmutter. With his years of financial and managerial experience, Mr. Levine brings to the Board of Directors demonstrated management ability and fiscal responsibility at a senior level,

PROPOSALS TO BE VOTED ON AT THE MEETING

and an extensive knowledge of our lending business, including the New York real estate market. In addition, as President of the Norse Realty Group, Inc. and Affiliates, Mr. Levine has insight into the operational requirements of a real estate company with significant assets. As a certified public accountant he has valuable experience in dealing with accounting principles, financial reporting rules, and regulations; evaluating financial results; and overseeing the financial reporting processes of a corporate organization having significant assets. Finally, Mr. Levine’s experience brings valuable insight and advice both to the Board and to his role as Chairman of the Board’s Risk Assessment Committee, where his experience contributes to building strong and effective risk management. Mr. Levine has served as the Company’s Independent Presiding Director since 2004, providing valuable leadership and independence of thought in various corporate governance and other matters.

Lawrence Rosano, Jr. Mr. Rosano has been a member of the Boards of Directors of the Company, the Community Bank, and the Commercial Bank since July 22, 2014. Mr. Rosano also serves as a member of the Mortgage and Real Estate Committee of the Community Bank’s Board. Since May 1974, Mr. Rosano has served as a principle, owner, and operator of various real estate development and management businesses in the New York metropolitan area, including Associated Development Corp. (since 1984), Associated Properties, Inc. (since 2002), and 460 Grand Street Realty LLC (since August 2013). Additionally, he currently serves as Chairman of the Board of the Queens & Bronx Building Association, a regional trade group. With his extensive experience in real estate development and executive management, Mr. Rosano brings valuable insight to the Board of the Company in overseeing a wide range of banking and real estate matters, and furthers the Board’s objectives of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Ronald A. Rosenfeld. Mr. Rosenfeld has been a member of the Boards of Directors of the Company, the Community Bank, and the Commercial Bank since January 1, 2012, and has served as Chairman of the Advisory Board of the Community Bank’s Ohio Savings Bank division since its establishment in December 2009. Mr. Rosenfeld is a former Chairman of the Federal Housing Finance Board, having served in that position from 2005 through 2008. From 2001 through 2004, he was President of the Government National Mortgage Association. In addition to serving four years as Secretary of Commerce for the State of Oklahoma, Mr. Rosenfeld previously served one year as Deputy Assistant Secretary for Corporate Finance at the U.S. Treasury Department. Before joining the Treasury Department, he spent three years at the Department of Housing and Urban Development, serving as the Deputy Assistant Secretary for Single-Family Housing, Acting Deputy Assistant Secretary for Multi-Family Housing, and General Deputy Assistant Secretary for the Office of Housing-Federal Housing Commissioner. Prior to his career in public service, Mr. Rosenfeld was an executive with the investment banking firms, Prescott, Ball & Turben, Inc. in Cleveland, Ohio, and Zappala & Company in Pittsburgh, Pennsylvania, and the president of a company that developed more than 10,000 apartment units and managed approximately 6,000 apartment units in a six-state region.

A graduate of Harvard Law School and The Wharton School, University of Pennsylvania, Mr. Rosenfeld also lends his expertise to several not-for-profit organizations in the housing, education, and cultural arenas. In addition to serving on the Housing Commission of the Bi-Partisan Policy Center, Mr. Rosenfeld is a Trustee of Howard University. He is also a member of the Advisory Board of the Harvard-Smithsonian Astrophysical Observatory. With his extensive experience in housing and development, corporate finance, and investment banking, Mr. Rosenfeld brings valuable insight to the Board of the Company in overseeing a wide range of banking and real estate matters, and furthers the Board’s objectives of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

Lawrence J. Savarese. Mr. Savarese has been a member of the Boards of Directors of the Company, the Community Bank, and the Commercial Bank since March 4, 2013. From 1978 through 2012, Mr. Savarese was with the independent public accounting firm KPMG LLP. For 19 years, he was an Audit Partner in KPMG’s Financial Services Practice, serving as partner in charge of audits of both community banks (including the Company and the Banks) and international banks with branches and agencies in the United States. During this time, Mr. Savarese served as KPMG’s representative to the New York Bankers Association and The Institute of International Bankers. From 2008 to 2012, Mr. Savarese served as Audit Partner, Risk Management, for KPMG’s Advisory Practice, where he managed risk at KPMG and developed and applied complex risk management objectives; risk management policies for model development; advisory service protocols in connection with certain requirements of the Public Company Accounting Oversight Board; policies for internal controls over financial reporting services provided to non-audit clients; and reviewed engagement letters and management risk performance. Prior to his retirement in 2012, Mr. Savarese was an Audit Partner in KPMG’s Global Services Centre, where he designed and developed the standardized approach for auditing banks now used by the firm’s Global Bank Practice. With his extensive experience in accounting principles, financial reporting rules and regulations, commercial banking, risk management, and corporate finance, Mr. Savarese brings valuable insight to both the Board and to his role as Chairman of the Audit Committee of the Board and as a member of the Board’s Risk Assessment Committee in overseeing a wide range of banking and financial reporting matters, and furthers the Board’s objectives of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

PROPOSALS TO BE VOTED ON AT THE MEETING

John M. Tsimbinos. As the former Chairman of the Board of Roslyn Bancorp, Inc., and the former Chairman of the Board and Chief Executive Officer of TR Financial Corp. and Roosevelt Savings Bank, Mr. Tsimbinos offers a wealth of management experience, business understanding, and knowledge of banking regulations along with a deep understanding of the role of the Board of Directors. Mr. Tsimbinos’ prior experience as a senior executive officer of a publicly traded bank holding company also has given him front-line exposure to many of the issues facing the Company as well as extensive valuable experience in overseeing, among other matters, the Company’s banking business.

Robert Wann. Mr. Wann has been the Senior Executive Vice President and Chief Operating Officer of the Company since 2003. Prior to his appointment as Chief Operating Officer, Mr. Wann led the Finance Division of the Company. Mr. Wann joined the Company in 1982, was named Comptroller in 1989, and was appointed Chief Financial Officer in 1991. Mr. Wann is a key member of the management team that led the Company’s conversion to stock form in 1993. Mr. Wann played and continues to play a crucial role in the development and growth of the Company, including in connection with the numerous strategic business combinations it has undertaken.

With over 30 years of experience at the Company, Mr. Wann has a deep understanding and thorough knowledge of the Company, its subsidiaries, and its lines of business. Mr. Wann has consistently demonstrated his leadership abilities and his commitment to the Company through his long service in numerous roles. Mr. Wann’s extensive financial and operating experience, commitment, knowledge, and leadership make him well-suited to serve on the Board and contribute to the Board’s objective of maintaining a membership of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, and other qualities that are beneficial to the Company and the Banks.

BUSINESS EXPERIENCE OF NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Thomas R. Cangemi. Senior Executive Vice President and Chief Financial Officer of the Company and the Community Bank since April 5, 2005, and Senior Executive Vice President and Chief Financial Officer of the Commercial Bank since December 30, 2005; Senior Executive Vice President, Capital Markets Group of the Company and the Community Bank from October 31, 2003 to April 5, 2005; Executive Vice President, Capital Markets Group of the Company and the Community Bank from July 31, 2001 to October 31, 2003; Executive Vice President and Chief Financial Officer of Richmond County Financial Corp. and Richmond County Savings Bank from October 1997 to July 2001.

James J. Carpenter. Senior Executive Vice President and Chief Lending Officer of the Company and the Community Bank since January 1, 2006, and Senior Executive Vice President of the Commercial Bank since December 30, 2005; Executive Vice President and Chief Lending Officer of the Community Bank from February 1, 2005 to December 31, 2005; Executive Vice President and Assistant Chief Lending Officer of the Community Bank from January 1, 2003 to February 1, 2005; Senior Vice President and Mortgage Lending Officer of the Community Bank from November 30, 2000 to January 1, 2003; Senior Vice President responsible for Multi-Family and Commercial Real Estate Lending for Haven Bancorp, Inc. and CFS Bank prior to November 30, 2000.

John J. Pinto. Executive Vice President and Chief Accounting Officer of the Company and the Community Bank since April 5, 2005; Executive Vice President and Chief Accounting Officer of the Commercial Bank since December 30, 2005; First Senior Vice President and Assistant Director of Capital Markets of the Community Bank from November 1, 2003 to April 5, 2005; Senior Vice President and Assistant Director of Capital Markets of the Community Bank from July 31, 2001 to October 31, 2003; Senior Vice President and General Auditor of Richmond County Financial Corp. and Richmond County Savings Bank prior to July 31, 2001.

PROPOSALS TO BE VOTED ON AT THE MEETING

DIRECTORS’ COMPENSATION

The following table provides details of the 2014 compensation received by non-employee directors of the Company. Directors who are also employees do not receive separate compensation for their service on the Board. The table excludes perquisites, which did not exceed $10,000 in the aggregate for any director.

Non-Employee Directors	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)

Dominick Ciampa	300,000	425,000	70,000	795,000
Maureen E. Clancy	90,500	170,000	18,000	278,500
Hanif “Wally” Dahya	157,500	255,000	37,000	449,500
Max L. Kupferberg	222,500	51,000	5,400	278,900
Michael J. Levine	352,500	255,000	46,000	653,500
James J. O’Donovan (3)	—	170,000	28,000	198,000
Lawrence Rosano, Jr. (4)	96,000	155,600	5,000	256,600
Ronald A. Rosenfeld	125,500	51,000	11,400	187,900
Lawrence J. Savarese	273,500	255,000	23,500	552,000
John M. Tsimbinos	233,000	51,000	5,400	289,400

(1)	In accordance with SEC disclosure requirements for equity compensation, the reported amount represents the full grant date fair value of each award calculated in accordance with FASB ASC Topic 718. All 2013 awards were made in the form of restricted stock vesting over a five-year period.
(2)	“All Other Compensation” includes dividends received on unvested restricted stock.
(3)	Upon his retirement as a senior officer of the Company in 2006, Mr. O’Donovan entered into an agreement with the Company providing for, among other things, his acceptance of certain restrictive covenants relating to his future business activities in the banking industry. This agreement, which provides him with an annual payment of $475,000, currently is in effect through the end of 2016. Mr. O’Donovan does not receive retainers or meeting fees for his services as a director of the Company or its affiliates.
(4)	Mr. Rosano joined the Board on July 22, 2014.

Director Fees. In 2014, non-employee directors of the Company received a quarterly retainer of $11,500 and a fee of $2,500 per Board meeting attended. Non-employee directors also received fees ranging from $500 to $2,000 for each committee meeting attended. Committee chairpersons received fees ranging from $1,000 to $10,000 per meeting. Our Chairman, Mr. Ciampa, received a quarterly retainer of $75,000. He did not receive Board or committee meeting fees. Mr. Savarese, our Audit Committee Chairman, also received a quarterly retainer of $5,000 for his service in such capacity. Additionally, members of the Mortgage and Real Estate Committee of the Community Bank Board of Directors or the Credit Committee of the Commercial Bank Board of Directors who perform inspections of properties offered as security for the respective Bank’s loans, in accordance with the Community Bank’s and the Commercial Bank’s lending policies, also received a fee of $1,500 per half-day inspection and $2,000 per full-day inspection.

Directors’ Deferred Fee Plan. The Community Bank maintains a deferred fee stock unit plan to provide an opportunity for those members of the Board of Directors of the Community Bank who were active in such capacity on the effective date of the plan to defer the receipt of fees otherwise currently payable to them, in exchange for the receipt (at the time they cease to serve as directors) of shares of the Company’s Common Stock having a value equal to the amount of such deferred benefit, thus providing the Community Bank with the use of the funds for business activities. The deferral of fees under the plan applies to all fees received by directors, including regular meeting fees, special meeting fees, and committee fees.

Outside Directors’ Consultation and Retirement Plan. Directors Ciampa and Kupferberg participate in a legacy director retirement plan that was sponsored by the Community Bank. No other directors are eligible to participate in the plan. Under the plan, Messrs. Ciampa and Kupferberg will be eligible, upon retirement, to receive an annual benefit equal to the average of the director’s annual retainer and meeting fees over the 36-month period preceding the director’s termination date, for a period equal to the lesser of the number of months for which they agree to provide consulting services after retirement, or ten years.

Life Insurance. The Company provides group-term life insurance coverage for non-employee directors of the Banks and the Company.

PROPOSALS TO BE VOTED ON AT THE MEETING

Director Equity Compensation. Non-employee directors also participate from time to time in the Company’s equity compensation programs. Typically, awards are made in the form of restricted stock vesting over a five-year period.

Compensation Committee Interlocks and Insider Participation. No executive officer of the Company, the Community Bank, or the Commercial Bank serves, or has served, as a member of the compensation committee of another entity, one of whose executive officers serves on the Compensation Committee of the Company, the Community Bank, or the Commercial Bank. No executive officer of the Company, the Community Bank, or the Commercial Bank serves, or has served, as a director of another entity, one of whose executive officers serves on the Compensation Committee of the Company, the Community Bank, or the Commercial Bank.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

The federal banking laws require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms (including interest rates and collateral) and follow substantially the same credit underwriting procedures as those prevailing at the time for comparable transactions with other persons. Furthermore, they must not involve more than the normal risk of repayment or present other unfavorable features. The Community Bank, from time to time, may make mortgage loans to its directors, officers, and employees, including consumer loans or loans to purchase or refinance personal residences, and may make loans secured by income-producing properties to entities in which a director or officer has an ownership (or, in the case of directors, a management interest), provided that all such loans are made in accordance with federal banking laws and are made in the ordinary course of business; do not involve a more than normal risk of collectability, or present other unfavorable features; and are made on substantially the same terms (including interest rates and collateral requirements) as those prevailing at the same time for comparable transactions with unaffiliated persons.

From time to time, in accordance with written policies, the Board of Directors reviews a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related-person transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable, and within Company policy, and should be ratified and approved. The Board of Directors also reviews any transactions reported to the Board by the Company’s Corporate Secretary that are required to be reported under SEC regulations. Additionally, in accordance with federal regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceeds the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000), and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Further, pursuant to the Company’s Code of Business Conduct and Ethics and other business standards applicable to them, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the Chief Executive Officer. Such potential conflicts of interest include, but are not limited to, any position or interest (financial or otherwise) which could materially conflict with an executive officer’s or director’s performance or which affects such executive officer’s or director’s independence or judgment concerning transactions between the Company, its customers, suppliers, or competitors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors, and greater than 10% shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of the reports of ownership furnished to the Company, or written representations that no other reports were required, the Company believes that during the 2014 fiscal year, its executive officers and directors complied with applicable reporting requirements for transactions in the Company’s Common Stock.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2014 was KPMG LLP. The Company’s Audit Committee has reappointed KPMG LLP to continue as the independent registered public accounting firm of the Banks and the Company for the year ending December 31, 2015, subject to ratification of such appointment by the Company’s shareholders. Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders present at the Annual Meeting. If the ratification and appointment of the independent registered public accounting firm is not approved by shareholders at the Annual Meeting, the Audit Committee will consider other independent registered accounting firms.

Unless marked to the contrary, the shares represented by the enclosed proxy card, if properly signed and dated, will be voted FOR ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company.

The Audit Committee will consider on a case-by-case basis and, if appropriate, approve all audit and non-audit services to be provided by the Company’s independent registered public accounting firm. Alternatively, the Audit Committee may adopt a policy for pre-approval of audit and permitted non-audit services by the independent registered public accounting firm. In 2014, all audit-related services, tax services, and other services were approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its audit functions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

AUDIT COMMITTEE REPORT TO SHAREHOLDERS

The Audit Committee of the Company’s Board of Directors is composed of Messrs. Savarese, Levine, Kupferberg, Rosenfeld, and Dahya, all of whom are non-employee, independent directors, and operates under a written charter adopted by the Board of Directors.

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The independent registered public accounting firm is also responsible for issuing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm for 2014. Management has discussed with and represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees (AS 16), including discussion with the Audit Committee in detail the independent registered public accounting firm’s evaluation and conclusions about significant and critical accounting policies and practices, critical accounting estimates, significant unusual transactions and the Company’s financial report.

In addition, the Audit Committee has received from the independent registered public accounting firm written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm, its independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm in 2014 were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its 2014 audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

PROPOSALS TO BE VOTED ON AT THE MEETING

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, which, in its reports, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles and an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC. The Audit Committee and the Board of Directors also have approved, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2015.

The Audit Committee

Lawrence J. Savarese, Chair

Michael J. Levine

Max L. Kupferberg

Ronald A. Rosenfeld

Hanif “Wally” Dahya

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements for fiscal 2014 and 2013, and fees billed for audit-related services, tax services, and all other services rendered by KPMG LLP for fiscal 2014 and 2013.

	Year Ended
	2014		2013

Audit Fees	$2,061,000	(1)(2)	$1,709,800	(1)(2)
Audit-Related Fees	178,100	(3)	167,000	(3)
Tax Fees	25,552	(4)	43,495	(4)
All Other Fees	881,402	(5)	573,586	(6)

(1)	Includes fees billed for professional services rendered in connection with the audit of the Company’s annual financial statements, the review of its financial statements included in the Company’s quarterly reports, and the Sarbanes-Oxley Section 404 attestation. (For 2014, the total fees for this category were $1,656,000, and for 2013, the total fees for this category were $1,553,300).
(2)	Includes fees billed for professional services rendered in connection with the audit of the Company’s and NYCB Mortgage Company, LLC’s compliance with U.S. Department of Housing and Urban Development-assisted programs, Government National Mortgage Association, and the Uniform Single Attestation Program. (For 2014, the total fees for this category were $405,000, and for 2013, the total fees for this category were $176,500).
(3)	Includes fees billed for professional services rendered in connection with audits of the Company’s stock ownership, employee benefit, and retirement plans’ financial statements and the audit of the Company’s compliance with certain provisions of FDIC acquisition agreements.
(4)	Includes fees for professional services rendered in connection with tax services relating to certain state and local tax matters, and tax audit support services.
(5)	Includes fees for professional services rendered in connection with model validation of certain risk models of the Company, KPMG Accounting Research Online renewal license for June 30, 2014 to June 30, 2015, and professional fees in connection with advice regarding enterprise risk management.
(6)	Includes fees for professional services rendered in connection with model validation of certain risk models of the Company, KPMG Accounting Research Online renewal license for June 30, 2013 to June 30, 2014, and professional fees in connection with advice regarding enterprise risk management.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 3: SHAREHOLDER PROPOSAL REGARDING PROXY ACCESS

The City of New York Office of the Comptroller (the “Comptroller”), One Center Street, Room 629, New York, New York 10007-2341, as custodian and a trustee for the New York City Employees’ Retirement System, the New York City Fire Department Pension Fund, and the New York City Teachers’ Retirement System, and as custodian for the New York City Board of Education Retirement Fund (collectively, the “Comptroller Shareholders”), has submitted the following shareholder proposal (the “NYC Comptroller Proposal”) and the accompanying supporting statement. The Company received a parallel proposal and supporting statement from the Illinois State Board of Investment (the “ISBI”), 180 North LaSalle Street, Suite 2015, Chicago, Illinois 60601, a comingled fund that invests on behalf of the State Employees’ Retirement System of Illinois, the Judges Retirement System of Illinois, and the General Assembly Retirement System (the “ISBI Shareholders”). Representatives ISBl have agreed that the ISBI may be listed as a co-filer of the NYC Comptroller Proposal and that the form of the ISBI Proposal need not also be included in this proxy statement. Accordingly, the NYC Comptroller Proposal and the ISBI Proposal are collectively referred to herein as the “Shareholder Proposal Regarding Proxy Access.” The Shareholder Proposal Regarding Proxy Access is reproduced below in the form submitted by the Comptroller and is included in this Proxy Statement, together with the Comptroller’s supporting statement, in accordance with the rules of the Securities and Exchange Commission. The Company will provide the number of shares of Company common stock owned by the Comptroller Shareholders and/or by the ISBI Shareholders upon receiving an oral or written request to the Corporate Secretary for the information.

The Company and the Board of Directors do not endorse either the NYC Comptroller’s Proposal or the ISBI Proposal and accepts no responsibility for them.

Shareholder Proposal

RESOLVED: Shareholders of New York Community Bancorp, Inc. (the “Company”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)        have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;

b)        give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c)        certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

Supporting Statement

We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute’s 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

•	Would -benefit both the markets and corporate boardrooms, with little cost or disruption.”
•	Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

The proposed bylaw terms enjoy strong investor support - votes for similar shareholder proposals averaged 55% from 2012 through September 2014 - and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.

We urge shareholders to vote FOR this proposal.

PROPOSALS TO BE VOTED ON AT THE MEETING

The Company’s Statement in Opposition

The Board of Directors unanimously recommends a vote “AGAINST” Proposal 3, the Shareholder Proposal Regarding Proxy Access which seeks to establish proxy access, because the Company has already taken action to provide shareholders with proxy access. Support for the shareholder proposal conflicts with the form of proxy access adopted by the Board, which was developed after engagement with major investors.

Shareholder discussions informed our Board’s decision to adopt proxy access.

Our Board conducted extensive outreach with investors to seek their input on proxy access. Through our dialogue with shareholders during the past year (see Shareholder Outreach and Recent Initiatives beginning on page 6 of this proxy statement), management and the Board have determined that many institutional shareholders consider proxy access to be an important element of a strong corporate governance program. In direct response to feedback received, the Board determined to provide shareholders with the opportunity to include Director nominees in the Company’s annual meeting proxy statements.

The Board-adopted ownership threshold to use proxy access is appropriate for New York Community Bancorp.

Many of our shareholders support proxy access generally. However, it was evident from our discussions that our investors have divergent perspectives on the appropriate ownership thresholds for establishing proxy access. Investors also take varying positions on the terms for aggregating positions for a group of investors to reach the required ownership threshold.

Some investors said that they evaluate the appropriate proxy access ownership thresholds and provisions in the context of the facts and circumstances that may influence the implementation of this right. For example, some shareholders consider company size, current shareholder base, and other governance provisions in evaluating the appropriate ownership thresholds for proxy access.

On March 17, 2015, following discussions with shareholders and extensive Board review of potential proxy access structures, the Board determined to adopt proxy access with provisions that the Board believes are appropriate for New York Community Bancorp. Key provisions of the proxy access Bylaws are outlined below and a copy of the relevant section of the Company’s current Bylaws, incorporating the proxy access amendment, is attached hereto as Appendix A.

Key provisions of our current proxy access bylaw:

1.	Nominating shareholders must have a 3 year, 5% minimum ownership position;
2.	Allows aggregation of up to 10 qualifying shareholders;
3.	Maximum number of shareholder-nominated candidates is equal to 20% of the number of directors then serving on the Board (2 positions, based on a Board size of 12); and
4.	Maximum number of proxy access candidates in any one year is equal to 20% of the number of directors then serving;

Disclosure of our amended Bylaws that established proxy access and the associated provisions are detailed in Appendix A to this proxy statement.

The Shareholder Proposal Regarding Proxy Access is not in the best interest of our long-term shareholders.

The Shareholder Proposal Regarding Proxy Access would allow a single stockholder, or an unlimited group of stockholders that own 3% of the Company’s common stock continuously for three years, to nominate up to 25% of the Board. We believe the proposal is unnecessarily expansive and lacks important conditions that are necessary to align with the interests of our long-term shareholders. To protect the interests of all shareholders and not grant a small group of investors special consideration, we believe a 5% threshold is most appropriate.

Relative to the overall size of the Company’s market capitalization and the current shareholder base, the Board believes a 3% stock ownership threshold would create potential for investors with special interests to have outsized influence. The Board believes it is not in the best interest of all shareholders to provide a proxy access threshold that would allow special-interest candidates to advance their own specific agenda without regard to the best interests of the Company or its shareholders, including using the Company’s proxy materials to publicize and campaign for positions that might not be shared by holders of a majority, or even a significant proportion, of the Company’s shares.

As described in part below, the Shareholder Proposal Regarding Proxy Access also lacks several important factors that the Company’s Amended Bylaws address, including specific eligibility requirements for both nominating shareholders and shareholder nominees, which is necessary to maintain the integrity of the Board and its long-term fiduciary duties to the Company and its shareholders, as well as to meet regulatory requirements in an industry (banking) in which regulators have a strong interest in corporate governance.

PROPOSALS TO BE VOTED ON AT THE MEETING

The Shareholder Proposal Regarding Proxy Access does not require a nominating shareholder or shareholder group to hold full voting and a net long position over the requisite amount of Company stock continuously for the required holding period.

The Company’s existing proxy access provision requires that shareholders entitled to use proxy access hold the requisite ownership interest in the Company through the annual meeting and establishes important standards to determine that ownership interest.

Consistent with the Company’s focus on managing the business for the long term, the Company’s proxy access provision requires that shareholders entitled to use proxy access to make a nomination must hold the requisite shares continuously through the annual meeting. The proxy access provisions adopted by the Board also set standards that measure a nominee’s ownership interest on a “net long” basis, i.e., net of short sales, derivative hedges and other short positions. Without these requirements, which are absent from the Shareholder Proposal Regarding Proxy Access, a shareholder could (i) sell its interest in the Company before the annual meeting, and (ii) have a net short position on New York Community Bancorp stock and still be entitled to use proxy access to make a nomination.

The Shareholder Proposal Regarding Proxy Access places no limit on the number of shareholders who can assemble as a group to establish the share ownership requirement to make a nomination pursuant to proxy access.

The Company’s existing proxy access provision limits that number, providing that a shareholder group making a nomination pursuant to proxy access may consist of no more than 10 shareholders. This limits the administrative burden and expense that could otherwise be imposed on the Company to verify the nature and duration of holdings of a large number of shareholders participating in a nomination. In the absence of a reasonable limitation on the number of shareholders in a group, the Company could be required to make burdensome inquiries into the nature and duration of the share ownership of a large number of individuals participating in a nomination in order to verify their qualifications to make the nomination. The Board believes that the limitation it has implemented in the Company’s current proxy access provision is a reasonable limitation that will reduce administrative costs for New York Community and help reduce the risk of abuse of proxy access rights.

The Shareholder Proposal Regarding Proxy Access contains no independence requirement for a proxy access nominee.

The Board believes that shareholders using proxy access to nominate directors should be required to provide information confirming that each nominee, if elected, will qualify as an independent director under the New York Stock Exchange rules.

The Company’s proxy access provision includes a requirement that information regarding director independence be provided with respect to each nominee so it can be made available to shareholders when they cast their votes in the election of directors and that the nominee be considered independent under the audit committee independence standards established by the New York Stock Exchange rules. Absent this requirement, shareholders will have information about the independence of the Company’s nominees but may not receive complete information about the independence of shareholder nominees. The Shareholder Proposal Regarding Proxy Access contains no requirement to provide information regarding a proxy access nominee’s independence or that that the nominee be determined to be independent under any standard.

The Board remains responsive to shareholders and has taken action to meaningfully enhance our governance structure.

The Board of Directors is committed to sound corporate governance policies and practices and regularly monitors developments in corporate governance. The Board and management team maintain open lines of communication with our shareholders and have established strong shareholder engagement practices.

In addition to proactively adopting proxy access earlier this year, the Board also announced on March 23, 2015 that the Board will present and support a proposal to declassify the Board at the 2016 annual meeting. The Board has taken this action to voluntarily amend the classified board structure in direct response to the feedback we received from our shareholders over the past year. Our Board, as steward of shareholder interests, is committed to maximizing long-term shareholder value creation and can be relied upon to promote corporate policies to support that end.

For the reasons outlined above, the Board believes the Company’s current proxy access structure is the most appropriate for New York Community Bancorp and our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT SHAREHOLDERS VOTE “AGAINST” PROPOSAL 3.

ADDITIONAL INFORMATION

ADDITIONAL INFORMATION

Shareholder Proposals

To be considered for inclusion in the Company’s proxy statement and form of proxy relating to the annual meeting of shareholders to be held in 2016, a shareholder proposal must be received by the Corporate Secretary of the Company, at the address set forth on the first page of this proxy statement, not later than December 26, 2015. If such annual meeting is held on a date more than 30 days from June 3, 2016, a shareholder proposal must be received within a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting. Any such proposal will be subject to the proxy rules adopted by the SEC.

Proxy Access Nominations

Any shareholder (or group of no more than 10 shareholders) meeting the Company’s continuous ownership requirements set forth in our Bylaws that wishes to nominate a candidate or candidates for election to up to 20% of our Board, and require the Company to include such nominees in our 2016 proxy statement, must submit such nomination and request no earlier than November 26, 2015 nor later than December 26, 2015. The nomination and supporting materials must also comply with the requirements set forth in our Bylaws for inclusion of director nominees in the proxy statement.

Notice of Business to be Conducted at an Annual Meeting

The Bylaws of the Company, a copy of which may be obtained from the Company, set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. Pursuant to the Bylaws, only business brought by, or at the direction of, the Board of Directors may be conducted at a special meeting. The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Corporate Secretary of the Company not less than 90 days before the date originally fixed for such meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the tenth day following the date on which the Company’s notice to shareholders of the annual meeting date was mailed or such public disclosure was made.

Attendance at the Annual Meeting

If you are a holder of record and plan to attend the Annual Meeting, please indicate this when you vote. The top half of the proxy card is your admission ticket. When you arrive at the Annual Meeting, you will be asked to present this admission ticket and photo identification, such as a driver’s license. If you hold your Common Stock in street name, you will need proof of ownership to be admitted to the Meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your Common Stock held in street name in person, you must get a written proxy in your name from the broker, bank, or other nominee that holds your shares.

Other Matters Which May Properly Come Before the Annual Meeting

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Meeting, it is the intention of the members of the Proxy Committee to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at the Annual Meeting, you are urged to sign, date, and return your proxy card, or to vote via the Internet or by telephone, promptly. If you are then present and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

Online Delivery of Proxy and Other Materials

We have elected to take advantage of SEC rules that allow companies to furnish proxy materials to their shareholders on the Internet. We believe that these rules allow us to provide our shareholders with the information they need to vote at our Annual Meeting, while also reducing the costs of delivery and reducing the environmental impact of producing and distributing the related proxy materials.

Since April 24, 2015, the proxy materials for the 2015 Annual Meeting (which includes the 2014 Annual Report to Shareholders) have been available at the following web site: www.proxyvote.com. Shareholders who wish to receive a printed copy of the proxy materials available on this web site may request copies in any of the following ways: (i) via the Internet, at www.proxyvote.com; (ii) by telephone, at 1-800-579-1639; or (iii) by sending an e-mail to sendmaterial@proxyvote.com. Shareholders who are not eligible to vote at the Annual Meeting may find our 2014 Annual Report to Shareholders and the Notice of 2015 Annual Meeting of Shareholders and Proxy Statement on the Investor Relations portion of our Company website, www.myNYCB.com.

ADDITIONAL INFORMATION

We encourage all of our shareholders who have Internet access to receive future proxy materials online rather than through the U.S. mail delivery system. By electing to receive our materials electronically, you will be supporting our efforts to add to shareholder value. Other benefits of this service include:

—	Receiving shareholder communications, including the Company’s annual report to shareholders and proxy statement, as soon as they are available, thus eliminating the need to wait for them to arrive by mail;

—	Enjoying easier access to convenient online voting; and

—	Eliminating bulky paper documents from your personal files.

Householding of Proxy Statements and Annual Reports

The SEC has adopted rules that permit companies to mail a single proxy statement and a single annual report to two or more shareholders sharing the same address. This practice is known as “householding.” Householding provides greater convenience to shareholders and saves the Company money by reducing excess printing costs. You may have been identified as living at the same address as another Company shareholder. If this is the case, and unless the Company receives contrary instructions from you, we will continue to “household” your proxy statement and annual report for the reasons stated above.

If you are a shareholder or a beneficial owner at a shared address to which a single copy of both the proxy statement and the annual report has been delivered, and you would like to receive your own copy of this proxy statement and the annual report, you may obtain them electronically from the Investor Relations portion of our website, www.myNYCB.com, by selecting “SEC Documents”; by contacting the Investor Relations Department of the Company by phone (516-683-4420) or by e-mail (ir@myNYCB.com); or by writing to the Investor Relations Department of the Company and indicating that you are a shareholder at a shared address and would like an additional copy of each document.

If you are a recordholder and would like to receive a separate proxy statement or annual report in the future, please contact Computershare Shareowner Services LLC either by phone at (866) 293-6077, online at www.computershare.com/investor, or by mail at P.O. Box 30170, College Station, Texas 77842. If you are a beneficial owner and would like to receive a separate proxy statement or annual report in the future, please contact your broker, bank, or other nominee.

If, on the other hand, you are a shareholder sharing an address, and are receiving multiple copies of this proxy statement or the annual report, please contact Computershare Ltd. at the number or addresses listed above so that all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future. If you are the beneficial owner, but not the recordholder, of Company shares, and you wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank, or other nominee so that all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC, accompanies this proxy statement. An additional copy will be furnished without charge to shareholders upon written request to New York Community Bancorp, Inc., Investor Relations Department, 615 Merrick Avenue, Westbury, New York 11590.

By Order of the Board of Directors,

Westbury, New York	R. Patrick Quinn
April 24, 2015	Executive Vice President, Chief Corporate Governance Officer, and Corporate Secretary

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED

TO PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD

IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR TO VOTE VIA THE INTERNET OR BY TELEPHONE.

APPENDIX A

APPENDIX A (ARTICLE I, SECTIONS 6, 7 AND 8 OF THE AMENDED AND RESTATED BYLAWS AS OF MARCH 17, 2015)

NEW YORK COMMUNITY BANCORP, INC.

BYLAWS

(Amended and Restated as of March 17, 2015)

ARTICLE I—STOCKHOLDERS

*   *   *   *

Section 6. Conduct of Business.

(a) The Chairman of the Meeting of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

(b) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 6(b) or, in the case of a director nomination, Section 6(c) or Section 8 of this Article I of these Bylaws. For business to be properly brought before an annual meeting by a stockholder under this Section 6(b), the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder, and (iv) any material interest of such stockholder in such business, and (iv) whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the stockholder’s notice by or for the benefit of such stockholder with respect to the Corporation or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Corporation, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Corporation or its subsidiaries), or to increase or decrease the voting power of such stockholder, and if so, a summary of the material terms thereof. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(b) (or, in the case of a director nomination, Section 6(c) or Section 8 of this Article I of these Bylaws). The Chairman of the Meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(b) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted. At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of a majority of the Whole Board of Directors.

(c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which Directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 6(c) or Section 8 of this Article I of these Bylaws. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely under this Section 6(c), a stockholder’s notice shall be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days prior to the date of the meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or

APPENDIX A

such public disclosure was made. Such stockholder’s notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation’s books, of such stockholder, ~~and~~ (y) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder and (z) whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the stockholder’s notice by or for the benefit of such stockholder with respect to the Corporation or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Corporation, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Corporation or its subsidiaries), or to increase or decrease the voting power of such stockholder, and if so, a summary of the material terms thereof. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election by stockholders as a Director of the Corporation unless nominated by the Board of Directors or nominated in accordance with the provisions of this Section 6(c) ~~(the “Section 6(c) Provision”)~~ or Section 8 of this Article I of these Bylaws. The Chairman of the Meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with ~~the Section 6(c) Provision~~ such sections and, if he or she shall so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Section 7. Proxies and Voting.

*   *   *   *

Except as otherwise provided in the Certificate of Incorporation with respect to directors to be elected by the holders of any class or series of preferred stock of the Corporation and in these Bylaws with respect to the filling of vacancies on the Board of Directors, each director shall be elected by a majority of the votes cast with respect to such director at any meeting of stockholders duly called and at which a quorum is present and directors are to be elected; provided, however, that the directors shall be elected by a plurality of the votes cast at a meeting of the stockholders duly called and at which a quorum is present and directors are to be elected if, in connection with such meeting (i) the Secretary of the Corporation shall have received one or more notices that a stockholder has nominated or proposes to nominate a person or persons for election as a director, which notice(s) purports to be in compliance with the advance notice requirements set forth in Sections 6 or 8 of this Article I of the Bylaws or applicable rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, irrespective of whether the Board of Directors thereafter determines that any such notice(s) is (are) not in compliance with such requirements, and (ii) as of the fourteenth (14th) day preceding the date on which notice of such meeting of the stockholders is first mailed or otherwise given in accordance with applicable law to the stockholders of the Corporation, such nomination or proposed nomination has not been withdrawn by such stockholder and would thereby cause the number of nominees and proposed nominees to exceed the number of directors to be elected at such meeting, as determined by the Secretary of the Corporation, irrespective of whether such nomination or proposed nomination is thereafter withdrawn by such stockholder (a “Contested Election”).

*   *   *   *

Section 8. Stockholder Nominations included in the Corporation’s Proxy Materials.

(a) Subject to the provisions of this Section 8, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders:

(i) the name of any person nominated for election (the “Nominee”) by any Eligible Holder (as defined below) or group of up to ten (10) Eligible Holders that has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 8 (such Eligible Holder or group being a “Nominating Stockholder”);

(ii) disclosure about the Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement;

APPENDIX A

(iii) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors (subject, without limitation, to Section 8(f)(ii)), if such statement does not exceed 500 words; and

(iv) any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section.

(b) The name of any Nominee included in the proxy statement pursuant to Section 8(a) for an annual meeting of stockholders shall be included on any ballot relating to the election of directors distributed at such annual meeting and shall be set forth on a form of proxy (or other format through which the Corporation permits proxies to be submitted) distributed by the Corporation in connection with election of directors at such annual meeting so as to permit shareholders to vote on the election of such Nominee.

(c) Maximum Number of Nominees.

(i) The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Nominees than that number of directors constituting twenty percent (20%) of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 8 (rounded down to the nearest whole number, but not less than one) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (1) Nominees who are subsequently withdrawn or that the Board of Directors itself decides to nominate for election at such annual meeting; and (2) the number of incumbent directors who had been Nominees at any of the preceding three annual meetings and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 8(e) below but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii) If the number of Nominees pursuant to this Section 8 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the net long position disclosed in each Nominating Stockholder’s Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 8(e), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing of definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder, and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(d) Eligibility of Nominating Stockholder.

(i) An “Eligible Holder” is a person who has either (1) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 8(d) continuously for the relevant three (3) year period, or (2) provides to the Secretary of the Corporation, within the time period referred to in Section 8(e), evidence of continuous ownership of such shares for such three (3) year period from one or more securities intermediaries in a form that the Board of Directors or its designee, acting in good faith, determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Securities Exchange Act of 1934 (the “Exchange Act”) (or any successor rule).

(ii) An Eligible Holder or group of up to ten (10) Eligible Holders may submit a nomination in accordance with this Section 8 only if the person or group (in the aggregate) has continuously been a holder of full voting rights and a net long position in at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three (3) year period preceding and including the date of submission of the Nomination Notice, and continues to hold full voting rights and a net long position in at least the Minimum Number through the date of the annual meeting.

APPENDIX A

(iii) The “Minimum Number” of shares of the Corporation’s common stock means five percent (5%) of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission (“SEC”) prior to the submission of the Nomination Notice.

(iv) For purposes of this Section 8(c), a person or group’s “net long position” shall be determined in accordance with Rule 14e-4 under the Exchange Act (or any successor rule), provided that (1) the reference in Rule 14e-4 to “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the date of submission of the Nomination Notice and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Corporation’s common stock on such date of submission (or, if such date is not a trading day, the immediately preceding trading day), and (2) to the extent not covered by such definition, the net long position shall be reduced by any shares of common stock subject to any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act (or any successor rule)) or that the Board of Directors determines that the person or group does not, or will not, have the right to vote (or direct the voting of) at the annual meeting.

(v) No person shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest net long position as reflected in the Nomination Notice.

(e) Nomination Notice. To nominate a Nominee, the Nominating Stockholder must, no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting, submit to the Secretary of the Corporation at the principal executive office of the Corporation all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided herein by the later of the close of business on (i) the date that is 180 days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Meeting Date is first publicly announced or disclosed:

(i) A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules;

(ii) A written notice, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member):

(1) the information required with respect to the nomination of directors pursuant to Section 6(c) of these By-laws;

(2) the details of any relationship that existed within the past five (5) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(3) a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;

(4) a representation and warranty that the Nominee’s candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded;

(5) a representation and warranty that the Nominee:

a.        does not have any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Policy on Director Independence as most recently published on its website and otherwise qualifies as independent under the rules of the primary stock exchange on which the Corporation’s securities are traded;

b.        meets the audit committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded;

APPENDIX A

c.        is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);

d.        is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); and

e.        is not and has not been subject to any event specified in Item 401(f) of Regulation S-K (or any successor rule), without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee or whether the event occurred in the ten-year time period referenced in such Item;

(6)	a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 8(d) and has provided evidence of ownership to the extent required by Section 8(d)(i);

(7)	a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 8(d) through the date of the annual meeting and to continue to hold the Minimum Number of shares for at least one (1) year following the annual meeting;

(8)	details of any position of the Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the [principal] products produced or services provided by the Corporation or its affiliates) of the Corporation, within the five (5) years preceding the submission of the Nomination Notice;

(9)	a representation and warranty that the Nominating Stockholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-1(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to the Nominee;

(10)	if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words; and

(11)	in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination; and

(iii) an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, pursuant to which the Nominating Stockholder (including each group member) agrees:

(1)	to comply with all applicable laws, rules and regulations in connection with the nomination and election;

(2)	to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice;

(3)	to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section 8; and

APPENDIX A

(4)	in the event that any information included in the Nomination Notice, or any other communications by the Nominating Stockholder (including with respect to any group member), with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 8(d), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission.

(iv) an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, by the Nominee:

(1)	to provide to the Corporation such other information, including completion of the Corporation’s director questionnaire, as it may reasonably request;

(2)	that the Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines, Code of Professional Conduct, Code of Business Conduct and Ethics, and any other Corporation policies and guidelines applicable to directors; and

(3)	that the Nominee is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a director of the Corporation, or any agreement, arrangement or understanding with any person or entity as to how the Nominee would vote or act on any issue or question as a director, in each case that has not been disclosed to the Corporation.

The information and documents required by this Section 8(e) shall be (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Item 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 8(e) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been provided to the Secretary of the Corporation.

(f) Exceptions.

(i) Notwithstanding anything to the contrary contained in this Section 8, the Corporation may omit from its proxy statement any Nominee, and such nomination shall be disregarded and no vote on such Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(1)	the Corporation receives a notice pursuant to 6(c) of these By-Laws that a stockholder intends to nominate a candidate for director at the annual meeting;

(2)	the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 8;

(3)	the Board of Directors, acting in good faith, determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded;

(4)	the Nominee was nominated for election to the Board of Directors pursuant to this Section 8 at one of the Corporation’s two preceding annual meetings of stockholders and received a vote of less than 25% of the shares of common stock entitled to vote for such Nominee; or

APPENDIX A

(5)	the Corporation is notified, or the Board of Directors acting in good faith determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 8(d), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), the Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Nominee under this Section 8.

(ii) Notwithstanding anything to the contrary contained in this Section 8, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board of Directors in good faith determines that:

(1)	such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

(2)	such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or

(3)	the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation.

NYCB NEW YORK COMMUNITY BANCORP, INC:
C/O COMPUTERSHARE
480 WASHINGTON BOULEVARD JERSEY CITY, NJ 07310
VOTE BY INTERNET - www.proxyvote.com
If the shares you held at the record date were held through a Company benefit plan, the deadline for providing voting instructions via the Internet is 11:30 p.m. Eastern Daylight Time on May 28, 2015. For all others, the deadline for voting via the Internet is 11:59 p.m. Eastern Daylight Time on June 2, 2015. In either case, please be sure to have your proxy card in hand when you access the web site, and follow the instructions provided to obtain your records and to create an electronic voting instruction form.
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You may use any touch-tone phone to vote; just be sure to have your proxy card in hand when you call, and then follow the instructions provided. Please Note: If the shares you held at the record date were held through a Company benefit plan, the deadline for voting by phone is 11:30 p.m. Eastern Daylight Time on May 28, 2015. For all others, the deadline for voting by phone is 11 :59 p.m. Eastern Daylight Time on June 2, 2015.
VOTE BY MAIL
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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
NEW YORK COMMUNITY BANCORP, INC.
The Board of Directors recommends that you vote FOR all of the following nominees:
1. Election of Directors
Nominees: For Against Abstain
1a. Maureen E. Clancy
1b. Hanif “Wally” Dahya
1c. Joseph R. Ficalora
1d. James J. O’Donovan
The Board of Directors recommends that you vote FOR Proposal 2. For Against Abstain
2. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of New York Community Bancorp, Inc. for the fiscal year ending December 31, 2015.
The Board of Directors recommends that you vote AGAINST Proposal 3.
3. A shareholder proposal, as described in the proxy statement, if properly presented at the Annual Meeting.
NOTE: If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment.
Yes No
Please indicate if you plan to attend the Annual Meeting.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKET
NEW YORK COMMUNITY BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, June 3, 2015
10:00 a.m., Eastern Daylight Time
Sheraton LaGuardia East Hotel
135-20 39th Avenue
Flushing, NY 11354
You must present this admission ticket in order to gain admittance to the Annual Meeting. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. Each shareholder will be asked to present valid picture identification, such as a driver’s license. Use of cameras, recording devices, and other electronic devices will not be permitted prior to, during, or after the meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Meeting and Proxy Statement and the Annual Report to Shareholders, including the 2014 Form 10-K, are available at www.proxyvote.com.
M88948-P62435
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
REVOCABLE PROXY
NEW YORK COMMUNITY BANCORP, INC. ANNUAL MEETING OF SHAREHOLDERS
Wednesday, June 3, 2015
10:00 a.m., Eastern Daylight Time
Except for those shares of Common Stock of the Company held in the plans defined below, the undersigned hereby appoints the Proxy Committee of the Board of Directors of New York Community Bancorp, Inc. (the “Company”), with full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on June 3, 2015, at 10:00 a.m., Eastern Daylight Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, Flushing, New York, and at any and all adjournments thereof, as set forth on the reverse side.
If you hold shares of New York Community Bancorp, Inc. Common Stock through the New York Community Bancorp, Inc. Employee Savings Plan or the New York Community Bancorp, Inc. Employee Stock Ownership Plan (collectively referred to as the “tax-qualified plans”), or you have been awarded shares of restricted stock under the New York Community Bancorp, Inc. 2012 Stock Incentive Plan (the “Stock Plan”), this proxy card covers all shares for which you have the right to give voting instructions to Pentegra Trust Company, the trustee for the tax-qualified plans and the Stock Plan (the “Trustee”). If you do not direct the Trustee how to vote the shares of Company Common Stock credited to your plan account(s) by 11:30 p.m., Eastern Daylight Time, on May 28, 2015, the Trustee will vote the shares held in the tax-qualified plans in the same proportion as the voting instructions provided by other participants as of that date and time. All shares of Common Stock of the Company held in the Stock Plan for which timely instructions are not received will be voted by the Trustee as directed by New York Community Bancorp, Inc.
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VOTE VIA THE INTERNET OR BY TELEPHONE
(Continued, and to be marked, dated, and signed on the reverse side)